                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            MCLEODUSA INCORPORATED,

                         BRAVO ACQUISITION CORPORATION,

                          OVATION COMMUNICATIONS, INC.

                                      and

                         Certain of the Stockholders of

                          OVATION COMMUNICATIONS, INC.



                          Dated as of January 7, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  THE MERGER..........................................................2

   SECTION 1.01.  The Merger...................................................2
   SECTION 1.02.  Effective Time...............................................2
   SECTION 1.03.  Effect of the Merger.........................................2
   SECTION 1.04.  Certificate of Incorporation; Bylaws.........................3
   SECTION 1.05.  Directors and Officers.......................................3

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.................3

   SECTION 2.01.  Conversion of Securities.....................................3
   SECTION 2.02.  Exchange of Certificates.....................................6
   SECTION 2.03.  Stock Transfer Books.........................................9
   SECTION 2.04.  Stock Options................................................9
   SECTION 2.05.  Closing.....................................................10
   SECTION 2.06.  Dissenting Stockholders.....................................10

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................11

   SECTION 3.01.  Organization and Standing...................................11
   SECTION 3.02.  Subsidiaries................................................12
   SECTION 3.03.  Certificate of Incorporation and Bylaws.....................12
   SECTION 3.04.  Capitalization..............................................12
   SECTION 3.05.  Authority; Binding Obligation...............................13
   SECTION 3.06.  No Conflict; Required Filings and Consents..................14
   SECTION 3.07.  Licenses; Compliance........................................16
   SECTION 3.08.  Financial Statements........................................17
   SECTION 3.09.  Absence of Undisclosed Liabilities..........................18
   SECTION 3.10.  Absence of Certain Changes or Events........................18
   SECTION 3.11.  Litigation; Disputes........................................20
   SECTION 3.12.  Debt Instruments............................................20
   SECTION 3.13.  Real Property Leases........................................21
   SECTION 3.14.  Other Agreements; No Default................................21
   SECTION 3.15.  Labor Relations.............................................23
   SECTION 3.16.  Pension and Benefit Plans...................................24
   SECTION 3.17.  Taxes and Tax Matters.......................................27
   SECTION 3.18.  Customers...................................................29
   SECTION 3.19.  Certain Business Practices..................................29
   SECTION 3.20.  Insurance...................................................30
   SECTION 3.21.  Potential Conflicts of Interest.............................30
   SECTION 3.22.  Receivables.................................................31
   SECTION 3.23.  Real Property...............................................31

   SECTION 3.24.  Books and Records...........................................32
   SECTION 3.25.  Assets......................................................33
   SECTION 3.26.  No Infringement or Contest..................................33
   SECTION 3.27.  Intentionally Deleted.......................................34
   SECTION 3.28.  Board Recommendation........................................34
   SECTION 3.29.  Vote Required...............................................35
   SECTION 3.30.  Banks; Attorneys-in-fact....................................35
   SECTION 3.31.  Intentionally Deleted.......................................35
   SECTION 3.32.  Brokers.....................................................35
   SECTION 3.33.  Environmental Matters.......................................35
   SECTION 3.34.  Disclosure..................................................37
   SECTION 3.35.  Directors, Officers and Affiliates..........................37
   SECTION 3.36.  Copies of Documents.........................................38
   SECTION 3.37.  Condition and Operation of the System.......................38
   SECTION 3.38.  Reorganization..............................................39
   SECTION 3.39.  State Takeover Statutes; Certain Charter Provisions.........40
   SECTION 3.40.  Year 2000 Review............................................40
   SECTION 3.41.  Affiliate Agreements........................................40

ARTICLE IIIA  REPRESENTATIONS AND WARRANTIES OF PRINCIPAL COMPANY
              STOCKHOLDERS....................................................41

   SECTION 3A.01.  Principal Company Stockholders That Are Entities...........41
   SECTION 3A.02.  Principal Company Stockholders That Are Individuals........42

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB.......42

   SECTION 4.01.  Organization and Qualification; Subsidiaries................43
   SECTION 4.02.  Certificate of Incorporation and Bylaws.....................43
   SECTION 4.03.  Authority; Binding Obligation...............................43
   SECTION 4.04.  No Conflict; Required Filings and Consents..................44
   SECTION 4.05.  No Prior Activities of Acquiror Sub.........................45
   SECTION 4.06.  Brokers.....................................................45
   SECTION 4.07.  SEC Documents...............................................45
   SECTION 4.08.  Acquiror Common Stock.......................................46
   SECTION 4.09.  Capitalization..............................................46
   SECTION 4.10.  Reorganization..............................................48
   SECTION 4.11.  Compliance..................................................48
   SECTION 4.12.  Disclosure..................................................48

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS....................   49

   SECTION 5.01.  Conduct of Business of the Company....................   49
   SECTION 5.02.  Other Actions.........................................   52
   SECTION 5.03.  Certain Tax Matters...................................   52
   SECTION 5.04.  Access and Information................................   53
   SECTION 5.05.  No Solicitation.......................................   53

ARTICLE VI  ADDITIONAL AGREEMENTS.......................................   54

   SECTION 6.01.  Registration Statement; Proxy Statement...............   54
   SECTION 6.02.  Stockholder Approval..................................   56
   SECTION 6.03.  Appropriate Action; Consents; Filings.................   57
   SECTION 6.04.  Amendment to Stockholders' Agreement..................   58
   SECTION 6.05.  Update Disclosure; Breaches...........................   58
   SECTION 6.06.  Public Announcements..................................   59
   SECTION 6.07.  Registration of Company Options.......................   59
   SECTION 6.08.  Unaudited Financial Information.......................   60
   SECTION 6.09.  Environmental Matters.................................   60
   SECTION 6.10.  Post-Signing SEC Documents............................   60
   SECTION 6.11.  Indemnification.......................................   61
   SECTION 6.12.  Procedures; Conditions of Indemnification.............   62
   SECTION 6.13.  Affiliates; Tax Treatment.............................   64
   SECTION 6.14.  Tax Returns...........................................   64
   SECTION 6.15.  Reorganization........................................   65
   SECTION 6.16.  Directors' and Officers' Insurance; Indemnification...   65
   SECTION 6.17.  Obligations of Acquiror Sub...........................   66
   SECTION 6.18.  Loan Agreement........................................   66
   SECTION 6.19   Letters of Accountants................................   67

ARTICLE VII  CONDITIONS PRECEDENT.......................................   67

   SECTION 7.01.  Conditions to Obligations of Each Party Under This
                  Merger Agreement......................................   67
   SECTION 7.02.  Additional Conditions to Obligations of Acquiror and
                  Acquiror Sub..........................................   69
   SECTION 7.03.  Additional Conditions to Obligations of the Company...   71

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER.........................   73

   SECTION 8.01.  Termination...........................................   73
   SECTION 8.02.  Effect of Termination.................................   75
   SECTION 8.03.  Expenses..............................................   75
   SECTION 8.04.  Amendment.............................................   75
   SECTION 8.05.  Extension; Waiver.....................................   75

ARTICLE IX  GENERAL PROVISIONS................................................76

   SECTION 9.01.  Survival of Representations and Warranties..................76
   SECTION 9.02.  Notices.....................................................76
   SECTION 9.03.  Headings....................................................78
   SECTION 9.04.  Severability................................................78
   SECTION 9.05.  Entire Agreement............................................78
   SECTION 9.06.  Assignment..................................................79
   SECTION 9.07.  Parties in Interest.........................................79
   SECTION 9.08.  Mutual Drafting.............................................79
   SECTION 9.09.  Specific Performance........................................79
   SECTION 9.10.  Governing Law...............................................80
   SECTION 9.11.  Counterparts................................................80
   SECTION 9.12.  Confidentiality.............................................80
   SECTION 9.13.  General Exclusion...........................................80

ARTICLE X  DEFINITIONS........................................................81



EXHIBITS
--------

EXHIBIT A           FORM OF AFFILIATE AGREEMENT
EXHIBIT B           FORM OF REVOLVING CREDIT AGREEMENT AND PROMISSORY NOTE
EXHIBIT C           FORM OF TAX OPINION TO BE RENDERED BY COUNSEL TO ACQUIROR
EXHIBIT D           FORM OF ACQUIROR TAX CERTIFICATE
EXHIBIT E           FORM OF COMPANY TAX CERTIFICATE
EXHIBIT F           FORM OF TAX OPINION TO BE RENDERED BY COUNSEL TO THE COMPANY
EXHIBIT G           FORM OF ACQUIROR TAX CERTIFICATE
EXHIBIT H           FORM OF COMPANY TAX CERTIFICATE

     AGREEMENT AND PLAN OF MERGER, dated as of January 7, 1999 (this "Merger
                                                                      ------
Agreement"), among McLeodUSA Incorporated, a Delaware corporation ("Acquiror"),
---------                                                           --------
Bravo Acquisition Corporation, a Delaware corporation ("Acquiror Sub") and a
                                                        ------------
direct wholly owned subsidiary of Acquiror, Ovation Communications, Inc., a Delaware corporation (the "Company"), and those stockholders of the Company
                           -------
named on the signature pages hereof (the "Principal Company Stockholders");
                                          ------------------------------

     WHEREAS, the Company, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into Acquiror Sub (the
              ------------
"Merger");
 ------

     WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is advisable and fair to the holders of Company Capital Stock (as defined in Section 3.04) and is in the best interests of such stockholders and (ii) approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the stockholders of the Company (the "Company Stockholders");
                                  --------------------

     WHEREAS, the Board of Directors of Acquiror has determined that the Merger is advisable and in the best interests of Acquiror and its stockholders and the Boards of Directors of Acquiror and Acquiror Sub and the sole stockholder of Acquiror Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368(a) and Section 368(a)(2)(D) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and
                       ----

     WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into this Merger Agreement, concurrently herewith (i) M/C Investors, L.L.C., Media/Communications Partners III Limited Partnership, Timothy T. Devine, Kenneth A. Kirley, Nicholas Lenoci, Jr., Charles M. Osborne and Scott A. Rediger are entering into voting agreements pursuant to which, among other things, each such stockholder agrees to vote in favor of this Merger Agreement and the Merger and against any Competing Transaction (as defined in Section 5.05(a)), (ii) M/C Investors, L.L.C. and Media/Communications Partners III Limited Partnership are entering into a stockholders' agreement with Acquiror, Clark E. and Mary E. McLeod, Richard Lumpkin and IES Investments Inc. (the "Stockholders' Agreement")
                                                       -----------------------
and (iii) Acquiror is agreeing to lend to the Company up to $20,000,000 on a senior subordinated unsecured basis as provided in Section 6.18 (the "Acquiror Loan");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows.

                                   ARTICLE I


                                   THE MERGER

     SECTION 1.01.  The Merger.

     Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02) the Company shall be merged with and into Acquiror Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").
      ---------------------

     SECTION 1.02.  Effective Time.

     Subject to the provisions of Section 2.05, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") with the Secretary of State of the
                        ------------------
State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time"). The day on which the Effective Time shall occur shall
     --------------
hereinafter be referred to as the "Closing Date."
                                   ------------

     SECTION 1.03.  Effect of the Merger.

     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquiror Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04.  Certificate of Incorporation; Bylaws.

          (a) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the certificate of incorporation of Acquiror Sub shall continue unchanged and shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Article X) and such certificate of incorporation, except that Article I of Acquiror Sub's certificate of incorporation shall be amended at the Effective Time to read as follows: "The name of the corporation is Ovation Communications, Inc."

          (b) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the bylaws of Acquiror Sub shall continue unchanged and shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

     SECTION 1.05.  Directors and Officers.

     The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II


               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01.  Conversion of Securities.

          At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Stockholders:

          (a)  Conversion.
               ----------

               (i) Company Common Stock.  Subject to the provisions of this
                   --------------------
     Section 2.01, each share of common stock, $.01 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior
               --------------------
     to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c) or any Company Dissenting Shares (as defined in Article X)), shall be converted, subject to Section 2.01(a)(iv) and Section 2.02(e), into the right to receive, at the election of the holder thereof, either (A) the Common Stock Cash Amount (as defined in
     Article X), or (B) one share of Class A common stock, par value $.01 per share, of Acquiror ("Acquiror Common Stock") multiplied by the Common Stock
                          ---------------------
     Exchange Ratio (as defined in Article X).  Each record holder of shares of Company Common Stock immediately prior to the Effective Time will be entitled to elect to receive either cash pursuant to the Common Stock Cash Amount (such election being referred to herein as a "Cash Election" and
                                                          -------------
     such shares being referred to herein as "Cash Election Shares") or Acquiror
                                              --------------------
     Common Stock pursuant to the Common Stock Exchange Ratio for each such share of Company Common Stock. All such elections must be made on a form designated for that purpose by Acquiror (a "Form of Election") that must be
                                                 ----------------
     delivered to Acquiror after the effectiveness of the Registration Statement (as defined in Section 6.01(a)), unless otherwise permitted by Law, and prior to the third (3rd) business day preceding the Scheduled Closing Date. If Acquiror does not receive a Form of Election from a holder of shares of Company Common Stock prior to the third (3rd) business day preceding the Scheduled Closing Date, then such holder shall be deemed to have elected to receive Acquiror Common Stock for all shares of Company Common Stock owned by such holder. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election,
                    --------------
     provided such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

               All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Acquiror Common Stock and/or cash into which such shares were converted in the Merger. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof.

               (ii) Company Preferred Stock.  Each share of Series A Preferred
                    -----------------------
     Stock, $.01 par value per share, of the Company ("Company Series A
                                                       ----------------
     Preferred Stock") issued and outstanding immediately prior to the Effective
     ---------------
     Time (other than any shares of Company Series A Preferred Stock to be canceled pursuant to Section 2.01(c) or any Company Dissenting Shares), shall be converted into the right to receive its Preferred Liquidation Preference (as defined in Article X) in cash, without interest (the "Preferred Stock Cash Amount").
     ----------------------------

               All such shares of Company Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Preferred Stock Cash Amount into which such shares were converted in the Merger.

               (iii)  Merger Consideration.  If between the date of this Merger
                      --------------------
     Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio and the Common Stock Cash Amount shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

               (iv) Adjustment for Changes in Value.  To the extent that the
                    -------------------------------
     value of the Acquiror Common Stock forming part of the Merger Consideration (as defined in Article X) as of the Effective Time, based upon the closing price of the Acquiror Common Stock on The Nasdaq Stock Market's National Market System on the last trading day immediately prior to the Closing Date (as defined in Section 2.05) (the "Acquiror Common Stock Closing Price"),
                                        -----------------------------------
     would be less than 50% (or such lesser percentage, not below 40%, as the Company may reasonably determine in connection with the qualification of the Merger as a tax-free reorganization under Section 368(a) of the Code) of the sum of (A) the aggregate value of the Merger Consideration (with Acquiror Common Stock being valued for this purpose at the Acquiror Common Stock Closing Price), (B) any amounts paid directly or indirectly by the Company or Acquiror to purchase or redeem shares of the Company's capital stock on or after December 1, 1998 and (C) an amount equal to the number of Company Dissenting Shares multiplied by the Common Stock Cash Amount, then
     (A) the Acquiror Common Stock portion of the Merger Consideration shall be increased by a number of shares of Acquiror Common Stock equal to the amount of such deficit in value divided by the Acquiror Common Stock Closing Price (rounded to the nearest whole share) (the "Stock Adjustment
                                                              ----------------
     Amount"), (B) the aggregate Common Stock Cash Amount shall be
     ------
     correspondingly reduced by an amount equal to the product of the Stock Adjustment Amount multiplied by the Acquiror Common Stock Closing Price (the "Cash Adjustment Amount"), and (C) each Cash Election Share shall be
           ----------------------
     converted, subject to Section 2.02(e), into the right to receive (1) a number of shares of Acquiror Common Stock equal to the Stock Adjustment Amount divided by the Cash Election Shares and (2) an amount in cash equal to the Common Stock Cash Amount minus the quotient of the Cash Adjustment Amount divided by the Cash Election Shares.

          (b) Cancellation and Retirement of Company Capital Stock.  All such
              ----------------------------------------------------
     shares of Company Capital Stock referred to in Section 2.01(a) (other than any shares of Company Capital Stock to be canceled pursuant to Section 2.01(c)) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration as described in Section 2.01(a). The holders of certificates which prior to the Effective Time represented shares of Company Capital Stock shall cease to have any rights with respect thereto except as otherwise provided herein or by Law.

          (c) Cancellation of Treasury Stock.  Any shares of Company Capital
              ------------------------------
     Stock held in the treasury of the Company and any shares of Company Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (d) Acquiror Sub Common Stock.  Each share of common stock, par value
              --------------------------
     $0.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall continue to be one issued and outstanding share of common stock, par value $.01 per share, of the Surviving Corporation, and all of which shall continue to be held by Acquiror.

     SECTION 2.02.  Exchange of Certificates.

          (a) Exchange Agent.  Prior to the Effective Time, Acquiror shall
              --------------
deposit, or shall cause to be deposited, with Norwest Bank Minnesota, N.A., or another bank or trust company designated by Acquiror (the "Exchange Agent"), for
                                                           --------------
the benefit of the holders of Company Capital Stock for exchange through the Exchange Agent in accordance with this Article II as of the Effective Time, (i) certificates representing the whole shares of Acquiror Common Stock issuable to such holders pursuant to Section 2.01, (ii) cash in an amount sufficient to permit payment of the cash payable pursuant to Section 2.01 and (iii) cash in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and such amounts of cash, being hereafter referred to as the "Exchange Fund").
                                                              -------------
Acquiror shall irrevocably instruct the Exchange Agent, at the Effective Time, to deliver the shares of Acquiror Common Stock to be issued and to deliver by check or, if requested, in immediately available funds the amount of cash to be paid to the holders of Company Capital Stock pursuant to Section 2.01 out of the Exchange Fund pursuant to the procedures set forth in Section 2.02(b) beginning immediately after the Effective Time.

          (b) Exchange Procedures.  At the earliest practicable date prior to
              -------------------
the Effective Time, Acquiror shall mail or shall cause to be delivered to each holder of record of a certificate or certificates of Company Capital Stock which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") (i) a letter of transmittal (which
                            ------------
shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash or certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Acquiror shall thereupon cause the Exchange Agent to deliver to the holder of such Certificate, (i) the amount of cash, by check or, if requested, in immediately available funds, which such holder has the right to receive in accordance with Section 2.01, (ii) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in accordance with Section 2.01 together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and
(iii) cash in lieu of fractional shares of Acquiror Capital Stock to which such holder is entitled pursuant to Section 2.02(e). The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Capital Stock which is not registered in the transfer records of the Company, the proper number of shares of Acquiror Common Stock may be issued and/or the proper amount of cash may be paid pursuant hereto to a transferee if the Certificates representing such shares of Company Capital Stock, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration issuable in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.01(a), 2.02(c) or 2.02(e).

          (c) Distributions with Respect to Unexchanged Shares of Acquiror
              ------------------------------------------------------------
Common Stock.  No dividends or other distributions declared or made after the
------------
Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Acquiror Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to (A) the shares of Company Common Stock formerly represented by such Certificate, and (B) a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e), and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

          (d) No Further Rights in Company Capital Stock.  All shares of
              ------------------------------------------
Acquiror Common Stock issued or cash paid upon conversion of the shares of Company Capital Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.01(a), 2.02(c) or 2.02(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock.

          (e) No Fractional Shares.  No fractional shares of Acquiror Common
              --------------------
Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the average, during the ten (10) trading days immediately prior to the Effective Time, of the daily closing prices for Acquiror Common Stock on The Nasdaq Stock Market's National Market System as reported by Nasdaq (the "Average Trading Price") multiplied by the fraction of a
                         ---------------------
share of Acquiror Common Stock to which such holder would otherwise be entitled. Such payment in lieu of fractional shares shall be administered by the Exchange Agent pursuant to the procedures set forth in Section 2.02(b).

          (f) Termination of Exchange Fund.  Any portion of the Exchange Fund
              ----------------------------
which remains undistributed to the holders of Company Capital Stock for six (6) months after the Effective Time shall be delivered to Acquiror, upon demand.
Any holders of Company Capital Stock who have not theretofore complied with this
Article II shall thereafter look only to Acquiror for the cash and shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.01, any dividends or other distributions with respect to Acquiror Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e).

          (g) No Liability.  None of Acquiror, Acquiror Sub, the Company, the
              ------------
Surviving Corporation or the Exchange Agent shall be liable to any Person (as defined in Article X) for any shares of Acquiror Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

          (h) Lost, Stolen or Destroyed Certificates.  In the event any
              --------------------------------------
certificate evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash, if any, as may be required pursuant to this Article II; provided, however, that Acquiror may, in
                                      --------  -------
its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 2.03.  Stock Transfer Books.

     At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into cash and/or shares of Acquiror Common Stock issuable in exchange therefor pursuant to Section 2.01(a), any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e).

     SECTION 2.04.  Stock Options.

     Prior to the Effective Time, the Company and Acquiror shall take such action as may be necessary or appropriate for Acquiror, at its option, to assume or to issue a substitute option with respect to each outstanding unexpired and unexercised option to purchase shares of Company Common Stock (collectively, the "Company Stock Options") under the Company's 1997 Stock Option Plan (the
 ---------------------
"Company Stock Plan") so that at the Effective Time each Company Stock Option
-------------------
will become or be replaced by an option to purchase a number of whole shares of Acquiror Common Stock (an "Acquiror Option") equal to the product of the Common
                           ---------------
Stock Exchange Ratio and the number of shares of Company Common Stock subject to such Company Stock Options (assuming full vesting) under the Company Stock Option (and rounding any fractional share up to the nearest whole share), at a price per share equal to the aggregate exercise price for the shares of Company Common Stock subject to such Company Stock Option divided by the number of whole shares of Acquiror Common Stock deemed to be purchasable pursuant to such Company Stock Option. Each substituted Acquiror Option shall otherwise be subject to the same terms and conditions as apply to the related Company Stock Option. The date of grant of each substituted Acquiror Option for purposes of such terms and conditions shall be deemed to be the date on which the corresponding Company Stock Option was granted. As to each assumed Company Stock Option, at the Effective Time (i) all references to the Company in the stock option agreements with respect to the Company Stock Options being assumed shall be deemed to refer to Acquiror; (ii) Acquiror shall assume all of the Company's obligations with respect to the related Company Stock Option; and (iii) Acquiror shall issue to each holder of a Company Stock Option a document evidencing the foregoing assumption by Acquiror. Nothing in this Section 2.04 shall affect the schedule of vesting with respect to the Company Stock Options in accordance with the terms of the Company Stock Plan. It is the purpose and intention of the parties that, subject to applicable Law, the assumption of such Company Stock Options or the substitution of Acquiror Options for Company Stock Options shall meet the requirements of Section 424(a) of the Code and that each assumed Company Stock Option or the substituted Acquiror Option shall qualify immediately after the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent that the related Company Stock Option so qualified immediately before the Effective Time and the foregoing provisions of this Section 2.04 shall be interpreted to further such purpose and intention. The Company represents and warrants that the assumption of Company Stock Options or substitution of Acquiror Options therefor, as contemplated by this Section 2.04, may be effected pursuant to the terms of the Company Stock Options and the Company Stock Plan without the consent of any holder of a Company Stock Option and without liability to any such holder. Acquiror represents and warrants that it has the full power and authority to assume the Company Stock Options or to substitute Acquiror Options therefor.

     SECTION 2.05.  Closing.

     Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place after the satisfaction of the
                    -------
latest to occur or, if permissible, waiver of the conditions set forth in
Article VII hereof. The scheduled closing date will take place as soon as practicable (but, in any event, no later than the first business day following the tenth (10th) day) after the satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Section 7.01 hereof (the "Scheduled Closing Date"), at the offices of Hogan & Hartson L.L.P., Columbia
-----------------------
Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 2.06.  Dissenting Stockholders.

     Subject to the terms and conditions hereof, at and after the Effective Time, any holder of shares of Company Capital Stock who complies with Section 262 of Delaware Law (a "Company Dissenting Stockholder") shall be entitled to
                        ------------------------------
obtain payment from the Surviving Corporation of the fair value of such Company Dissenting Stockholder's shares of Company Capital Stock as determined pursuant to Section 262 of Delaware Law; provided, however, that, to the extent
                                --------  -------
permissible under Delaware Law, no such payment shall be made unless and until such Company Dissenting Stockholder has surrendered to the Exchange Agent the Certificate representing the shares of Company Capital Stock for which payment is being made. The Company shall give Acquiror prompt notice of any demands for appraisal or withdrawals of demands for appraisal received by the Company and any other documents obtained by the Company pursuant to the provisions of
Section 262 of Delaware Law, and, except with the prior written consent of Acquiror, which shall not be unreasonably withheld, shall not settle or offer to settle any such demands.

                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as specifically set forth in the Disclosure Schedule delivered by the Company to Acquiror prior to the execution and delivery of this Merger Agreement (the "Company Disclosure Schedule") (the contents of which Company
                ---------------------------
Disclosure Schedule may be updated, corrected or otherwise modified by the Company up to ten (10) days prior to the Closing Date in accordance with Section 6.05(b) hereof) (with (i) a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Company Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, (ii) no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer and (iii) the Company having the right to cross-reference the sections of the Company Disclosure Schedule as appropriate with respect to disclosures that are reasonably related), the Company hereby represents and warrants (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Company Disclosure Schedule) to, and agrees with, Acquiror and Acquiror Sub as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Company Disclosure Schedule:

     SECTION 3.01.  Organization and Standing.

     The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets (as defined in Article X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in Illinois, Michigan, Minnesota and Wisconsin and in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than where the failure to be so qualified would not have a Company Material Adverse Effect (as defined in Article X).

     SECTION 3.02.  Subsidiaries.

     Except as set forth in Section 3.02 of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined in Article X) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans to (other than intra-company transactions between or among the Company and any Subsidiary and other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Article X) and reflected in the Financial Statements (as defined in Section 3.08)), any Person. Section 3.02 of the Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company. All of such shares of capital stock or other equity interests of the Subsidiaries have been duly authorized and validly issued and are outstanding, fully paid and nonassessable and except as set forth in Section 3.02 of the Company Disclosure Schedule, are owned by the Company free and clear of all Encumbrances (as defined in Article
X) other than Encumbrances arising under applicable securities Laws. Each Subsidiary is duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of organization (as listed in Section 3.02 of the Company Disclosure Schedule), and has the requisite corporate or limited liability company power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to conduct business as a foreign Person and is in good standing in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so qualified would not have a Company Material Adverse Effect.

     SECTION 3.03.  Certificate of Incorporation and Bylaws.

     The Company has furnished to Acquiror a true and complete copy of (i) the certificate of incorporation and (ii) the organizational documents of the Company and each Subsidiary, as in effect on the date hereof, certified as of a recent date by the Company's corporate secretary, and a true and complete copy of the Company's bylaws and the bylaws or other governing agreements of each Subsidiary, as currently in effect, certified by the Company's corporate secretary.

     SECTION 3.04.  Capitalization.

     The authorized capital stock of the Company consists of (a) 30,000,000 shares of Company Common Stock, of which: (i) 23,971,756 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares are held in the treasury of the Company; and (iii) 806,845 shares are reserved for issuance pursuant to Company Stock Options (including 127,705 shares to be issued pursuant to Section 4.2 of the Ovation

Stockholders' Agreement); (b) 6,000,000 shares of Company preferred stock, $.01 par value per share ("Company Preferred Stock"), of which (A) 500,000 are
                      -----------------------
designated "Series A Preferred Stock", of which:  (i) 240,000 shares are issued
            ------------------------
and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (ii) no shares are held in the treasury of the Company;
(B) 5,000 are designated "Series B Preferred Stock", of which:  (i) no shares
                          ------------------------
are issued and outstanding; and (ii) no shares are held in the treasury of the Company; and (C) 5,495,000 are designated "Preferred Stock," of which none have ever been issued. The Company Common Stock and Company Preferred Stock are referred to collectively in this Merger Agreement as the "Company Capital
                                                          ---------------
Stock."  Section 3.04 of the Company Disclosure Schedule sets forth the names
-----
and addresses of all holders of record of the Company Common Stock and the Company Preferred Stock. Except as described in this Section 3.04 or in Section
3.04 of the Company Disclosure Schedule, no other shares of Company Capital Stock have been reserved for any purpose. Except as set forth in clause
(a)(iii) above or in Section 3.04 of the Company Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for Company Common Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any of the Subsidiaries. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements (as defined in Article X) affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Common Stock, any other securities of the Company, or any capital stock or other securities of any Subsidiary, except as contemplated hereunder. Each of the outstanding shares of Company Common Stock and of capital stock of, or other equity interests in, the Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities. There are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Person other than the Company or its wholly owned Subsidiaries. There are no Agreements pursuant to which any Person (other than the Company or its wholly owned Subsidiaries) is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary.

     SECTION 3.05.  Authority; Binding Obligation.

     The execution and delivery by the Company of this Merger Agreement, the execution and delivery by the Company and the Subsidiaries of all other agreements, documents, certificates or other instruments contemplated hereby, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or the Subsidiaries are necessary to authorize this Merger Agreement and the other agreements, documents, certificates or other instruments contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by the holders of a majority of the voting power attributable to the outstanding shares of Company Common Stock and Company Series A Preferred Stock, voting together as a class, in accordance with Delaware Law and the Company's certificate of incorporation and bylaws. This Merger Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law); provided, however, that the Merger will not become effective until Articles of Merger reflecting the Merger are filed with the office of the Secretary of State of the State of Delaware.

     SECTION 3.06.  No Conflict; Required Filings and Consents.

          (a) The execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or bylaws of the Company or the certificate or articles of incorporation or bylaws of any Subsidiary; (ii) subject to (A) obtaining the requisite approval and adoption of this Merger Agreement by the holders of a majority of the voting power attributable to the outstanding shares of Company Common Stock and Company Series A Preferred Stock, voting together as a class, in accordance with Delaware Law and the Company's certificate of incorporation and bylaws and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act (as defined in Article X), the Exchange Act (as defined in Article X), Blue Sky Laws (as defined in Article X), the HSR Act (as defined in Article X), the Communications Act (as defined in Article X), the Federal Aviation Act (as defined in Article
X), applicable state utility Laws, applicable municipal franchise Laws and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to the Company or any Subsidiary, or any of their respective Assets; (iii) subject to obtaining the consents and approvals set forth in Section 3.06(b) of the Company Disclosure Schedule, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, may be bound; or (iv) except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or hereafter acquired by the Company or any Subsidiary; except for any such conflict or violation described in clause
(ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have a Company Material Adverse Effect and that would not prevent the Company from consummating the Merger on a timely basis.

          (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule and non-material Agreements allowing the installation, maintenance or operation of the Company's or its Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property, the execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the approval and adoption of this Merger Agreement by the holders of a majority of the voting power attributable to the outstanding shares of Company Common Stock and Company Series A Preferred Stock, voting together as a class, in accordance with Delaware Law and the Company's certificate of incorporation and bylaws, (B) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws and Laws of other Governmental Entities, (C) the filing and recordation of the Articles of Merger as required by Delaware Law, and (D) where the failure to obtain any consent, approval, authorization or permit or to make any filing or notification otherwise required to be disclosed hereunder would not have a Company Material Adverse Effect; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Company, the Surviving Corporation or any Subsidiary that would have a Company Material Adverse Effect. Furthermore, there is no Agreement when considered on its face when standing alone where the failure to obtain consent to the transactions contemplated by this Merger Agreement would cause the Company to be unable to conduct its business.

     SECTION 3.07.  Licenses; Compliance.

          (a) Each of the Company and each Subsidiary is in possession of all Licenses (as defined in Article X) necessary for the Company or any Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "Company Licenses"), except where the failure to possess
                      ----------------
any such Company License would not have a Company Material Adverse Effect. All Company Licenses that are FCC (as defined in Article X), FAA (as defined in
Article X) or state utilities Licenses or municipal franchises, and all other Company Licenses the loss of which would not have a Company Material Adverse Effect, are listed and described in Section 3.07(a) of the Company Disclosure Schedule. All Company Licenses are valid and in full force and effect through the respective dates indicated in such Company Licenses, except for any such invalidity or failure to be in full force and effect that would not have a Company Material Adverse Effect, and no suspension, cancellation, complaint, proceeding, order or investigation of or with respect to any Company License (or operations thereunder) the loss of which would not have a Company Material Adverse Effect is pending or, to the knowledge of the Company or any Subsidiary, threatened. The Company has indicated in Section 3.07 of the Company Disclosure Schedule those Company Licenses which expire within 12 months from the date of this Merger Agreement. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. Except as set forth in Section 3.07(a) of the Company Disclosure Schedule, since January 1, 1997, neither the Company nor any Subsidiary has received written or, to the knowledge of the Company or any Subsidiary, oral notice from any Governmental Entity or any other Person of any allegation of any such violation or default under a Company License.

          (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or bylaws or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have a Company Material Adverse Effect.

          (c) All returns, reports, statements and other Documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct and complete in all material respects (and any related fees required to be paid have been paid in full except where the failure to so file or to so pay such fees would not have a Company Material Adverse Effect). To the knowledge of the Company and the Subsidiaries, all material records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary.

          (d) Except as provided in Section 3.07(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any interest in any License (including both any Company License and any License held by third parties in which the Company or any Subsidiary has an interest) the loss of which would have a Company Material Adverse Effect and that is subject to restrictions on assignment or transfer based on the circumstances under which the License was granted (such as eligibility or auction rules), the status of construction and operation (such as rules restricting resale for a certain period after construction), or any other restrictions other than an ordinary course requirement for prior approval of transactions such as the Merger contemplated herein.

          (e) Neither the Company nor any Subsidiary is aware of any fact or circumstance related to them that would reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

     SECTION 3.08.  Financial Statements.

          (a) The Company has prepared an audited consolidated balance sheet of the Company and the Subsidiaries as of the end of the fiscal year ended December 31, 1997 (the "Audited Balance Sheet") and the related audited consolidated
               ---------------------
statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for such fiscal year (the Audited Balance Sheet and such audited consolidated statements of income, shareholders' equity and cash flows are hereinafter referred to collectively as the "Audited Statements"), in each case,
                                             ------------------
audited by Ernst & Young L.L.P. in accordance with generally accepted auditing standards and accompanied by the related report of Ernst & Young L.L.P.. A true and complete copy of the Audited Statements has been delivered to Acquiror and is attached as an exhibit to, and constitutes an integral part of, the Company Disclosure Schedule. The Company has also prepared unaudited consolidated balance sheets of the Company and the Subsidiaries as of the last day of each month ending after January 1, 1998 and prior to December 1, 1998 (including the unaudited consolidated balance sheets to be furnished to Acquiror pursuant to
Section 6.08, the "Unaudited Balance Sheets") and the unaudited consolidated
                   ------------------------
statements of income of the Company and the Subsidiaries for the one-month periods then ended (the Unaudited Balance Sheets and such statements of income, including the unaudited consolidated statements of income to be furnished to Acquiror pursuant to Section 6.08, are hereinafter referred to collectively as the

"Unaudited Statements" and, together with the Audited Statements, as the
 --------------------
"Financial Statements").
 --------------------

          (b) The Financial Statements, including, without limitation, the notes thereto, (i) are complete and correct in all material respects, (ii) have been prepared in accordance with the books and records of the Company and the Subsidiaries, and (iii) present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to, in the case of the Unaudited Statements, the absence of footnotes and a statement of cash flows and normal and recurring year-end adjustments which were not or are not expected to be material in amount, other than as a result of the recording of the acquisition of BRE Communications, L.L.C. All changes in accounting methods (for financial accounting purposes) made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since January 1, 1998 are reflected in the Financial Statements.

     SECTION 3.09.  Absence of Undisclosed Liabilities.

     There are no material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), of a nature required by GAAP to be reflected, or reserved against, in the Financial Statements and that are not so reflected, or reserved against, in the Financial Statements, except for those that may have been incurred after November 30, 1998 in the Ordinary Course of Business and that are not material in amount either individually or collectively. Except as described in Section
3.09 of the Company Disclosure Schedule or reflected in the Financial Statements, since December 31, 1997, neither the Company nor any Subsidiary has incurred any liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) other than in the Ordinary Course of Business (as defined in Article X).

     SECTION 3.10.  Absence of Certain Changes or Events.

     Other than as set forth in Section 3.10 to the Company Disclosure Schedule from December 31, 1997 through the date of this Merger Agreement, there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary. Except as disclosed pursuant to other provisions of this Merger Agreement or described in the Company Disclosure Schedule, since November 30, 1998, the Company and the Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business, and neither the Company nor any Subsidiary has (a) incurred any material damage, destruction or loss not covered by insurance with respect to any Assets of the Company or of any such Subsidiary; (b) issued any capital stock or other equity securities or granted any options, warrants or other rights calling for the issuance thereof; (c) issued any bonds or other long-term debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (d) incurred, or become subject to, any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business; (e) discharged or satisfied any Encumbrance or paid any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Unaudited Balance Sheets and current liabilities incurred since December 31, 1997 in the Ordinary Course of Business;
(f) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (g) mortgaged, pledged or subjected to any Encumbrance (other than a Permitted Encumbrance) any of its Assets; (h) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (i) written down the value of any Assets or written off as uncollectable any debt, notes or accounts receivable, except to the extent previously reserved against in the Financial Statements and not material in amount, and except for write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material; (j) entered into any transactions other than in the Ordinary Course of Business; (k) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on November 30, 1998, except for any increase in the rate of compensation payable, or to become payable in connection with normal employee salary and performance reviews or otherwise in the Ordinary Course of Business; (l) made or permitted any amendment or termination of any material Agreement to which it is a party other than in the Ordinary Course of Business; (m) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee, except for any accrual or arrangement for or payment of bonuses or special compensation in connection with normal employee salary and performance reviews or otherwise in the Ordinary Course of Business; (o) directly or indirectly paid any severance or termination pay in excess of two months' salary to any officer or employee with an annual salary in excess of $70,000; (p) made capital expenditures, or entered into commitments therefor, not provided for in the Company's capital budget for 1998 (a copy of which has been furnished by the Company to Acquiror) or, if applicable, the Company's capital budget for 1999 (a copy of which has been furnished by the Company to Acquiror), except for capital expenditures permitted by Section 5.01; (q) made any change in any method of accounting or accounting practice except as required by GAAP and except as specified in the Financial Statements; (r) entered into any transaction of the type described in Section 3.19; (s) made any charitable contributions or pledges exceeding $10,000 individually or $100,000 in the aggregate; or (t) made any Agreement to do any of the foregoing.

     SECTION 3.11.  Litigation; Disputes.

          (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against, affecting or involving the Company or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign that would have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

          (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is currently involved in, or to the knowledge of the Company or any Subsidiary, reasonably anticipates any dispute with, any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing Persons) affecting the business or Assets of the Company or any Subsidiary, except for any such disputes that, if resolved adversely to the Company or any Subsidiary, would not have a Company Material Adverse Effect.

     SECTION 3.12.  Debt Instruments.

     Section 3.12 of the Company Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any Assets of the Company or any Subsidiary are subject that evidences an indebtedness in excess of $100,000. Neither the Company nor the Subsidiaries is in default under any of such mortgages, indentures, notes, guarantees and other Agreements, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for any such default that would not have a Company Material Adverse Effect.

     SECTION 3.13.  Real Property Leases.

     Section 3.13 of the Company Disclosure Schedule lists all real property leases with a term in excess of two (2) years or requiring payments in excess of $100,000 in the aggregate over its term under which the Company or any Subsidiary is the lessee or lessor. The Company and the Subsidiaries are the owners and holders of all the leasehold estates purported to be granted to them by the leases listed in Section 3.13 of the Company Disclosure Schedule. Each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and to the Company's knowledge, is legally enforceable in all material respects against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances other than Permitted Encumbrances. The Company and the Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company and the Subsidiaries, no party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a material default.

     SECTION 3.14.  Other Agreements; No Default.

          (a) Except non-material Agreements allowing the installation, maintenance or operation of the Company's or its Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property, Sections 3.04, 3.13 and 3.14(a) of the Company Disclosure Schedule list each Agreement (other than Agreements solely between the Company and its wholly owned Subsidiaries) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound, and which is:

               (i) an Agreement with a term in excess of two (2) years or requiring payments in excess of $100,000 in any twelve (12) month period or $100,000 in the aggregate over its term for the employment of any director, officer, employee, consultant or independent contractor, or providing for severance payments to any such director, officer, employee, consultant or independent contractor;

               (ii) a license Agreement or distributor, dealer, sales representative, sales agency, advertising, property management or brokerage Agreement involving an annual payment in excess of $100,000;

               (iii) an Agreement with any labor organization or other collective bargaining unit;

               (iv) an Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $100,000 over its remaining term (including, without limitation, periods covered by any option to renew by any party);

               (v) an Agreement for the purchase, sale or lease of any Asset with a purchase or sale price or aggregate rental payment in excess of $100,000;

               (vi) a profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement;

               (vii) an Agreement for the sale of any of its Assets or services or the grant of any preferential rights to purchase any of its Assets, services or rights, other than in the Ordinary Course of Business;

               (viii) an Agreement that contains any provisions requiring the Company or any Subsidiary to indemnify any other party;

               (ix) a joint venture Agreement or other Agreement involving the sharing of revenues or profits;

               (x) an Agreement with an Affiliate (as defined in Article X) of the Company or any Subsidiary;

               (xi) an Agreement (including, without limitation, an Agreement not to compete and an exclusivity Agreement) that reasonably could be interpreted to impose any restriction on the business or operations of the Company or any Subsidiary, or any of their respective Affiliates, prior to the Effective Time, or on the business or operations of Acquiror or any of its Affiliates after the Effective Time;

               (xii) an Agreement material to the Company and its Subsidiaries not otherwise described in this Section 3.14(a) which by its terms does not terminate or is not terminable by the Company or by a Subsidiary within thirty (30) days or upon thirty (30) days' (or less) notice;

               (xiii) an Agreement with any Governmental Entity the loss or cancellation of which would reasonably be expected to have a Company Material Adverse Effect;

               (xiv) an Agreement with any of the twenty (20) largest customers of the Company and the Subsidiaries, taken as a whole (based on amounts billed), for each of (A) the year ended December 31, 1997 and (B) the period from January 1, 1998 through the date of this Merger Agreement;

               (xv) a material Agreement to provide any customer with free service or service at rates departing from the standard rate schedules of the System (as defined in Article X);

               (xvi) an Agreement with any incumbent local exchange carrier involving an aggregate payment in excess of $100,000; or

               (xvii) any other Agreement (A) that is material to the Company and the Subsidiaries, taken as a whole, or the conduct of their businesses or operations, or (B) the absence of which would have a Company Material Adverse Effect,

(the foregoing Agreements referred to herein as the "Company Contracts").  The
                                                     -----------------
Company has furnished Acquiror with access to true and complete copies of each Company Contract (including any amendments thereto).

          (b) Each Company Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and, to the Company's knowledge, is legally enforceable in all material respects against the respective parties thereto. All necessary approvals of any Governmental Entity with respect thereto have been obtained (except where the failure so to obtain any such approval would not have a Company Material Adverse Effect), all material filings or registrations therefor have been made, and there are no outstanding material disputes thereunder and, to the knowledge of the Company or any Subsidiary, no threatened cancellation or termination thereof. The Company and the Subsidiaries have performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company and the Subsidiaries, no party is in default in any material respect under any of the Company Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a material default. No Agreement has been canceled or otherwise terminated within the twelve (12) months prior to the date of this Merger Agreement that would have been a "Company Contract" had such Agreement not been canceled or terminated and the cancellation or termination of which has had or is reasonably likely to have a Company Material Adverse Effect. Except as specifically described in Section 3.14(a) of the Company Disclosure Schedule, there has been no material written or oral modification or amendment to any Company Contract and, to the Company's knowledge, there are no reasonably expected changes to any Company Contract.

     SECTION 3.15.  Labor Relations.

     There are no collective bargaining or other labor union Agreements to which the Company or any Subsidiary is a party. There are no strikes, work stoppages, union organization efforts or other controversies (other than grievance proceedings) pending, to the Company's knowledge, threatened or reasonably anticipated between the Company or any Subsidiary and (a) any current or former employees of the Company or of any Subsidiary (other than disputes with sales employees not in excess of $3,000 in the aggregate per such employee) or (b) any union or other collective bargaining unit representing such employees. The Company and the Subsidiaries have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, Laws relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would have a Company Material Adverse Effect. Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has been notified by any Governmental Agency or counsel to any claimant of any unresolved violation or alleged violation of any Law relating to equal employment opportunity, civil or human rights, or employment discrimination generally. Except as set forth in Section 3.15(c) to the Company Disclosure Schedule, there are no collective bargaining Agreements, employment Agreements between the Company or any Subsidiary and any of their respective employees, or professional service Agreements not terminable at will relating to the businesses and Assets of the Company or of any Subsidiary. Except as set forth in Section 3.15(d) to the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not cause Acquiror, the Surviving Corporation, the Company or any Subsidiary to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person under any Agreement.

     SECTION 3.16.  Pension and Benefit Plans.


          (a) Except as set forth in Section 3.16(a) to the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) maintains or during the past six (6) years has maintained any Plan (as defined in Article X) or Other Arrangement (as defined in Article X), (ii) is or during the past six (6) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

          (b) The Company has furnished to Acquiror true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X); (v) all DOL (as defined in Article X) opinions on any Plan; (vi) all correspondence with the PBGC (as defined in Article X) on any Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Article X) rulings, opinions or technical advice relating to any Plan and the current IRS determination letter issued with respect to each Qualified Plan (as defined in Article X); and (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Acquiror true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Governmental Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

          (c) No Plan is a Multiemployer Plan (as defined in Article X).

          (d) No Plan is an ESOP (as defined in Article X).

          (e) No Plan is a Minimum-Funding Plan (as defined in Article X).

          (f) Section 3.16(g) of the Company Disclosure Schedule sets forth the contributions that (i) the Company or any Subsidiary has promised or is otherwise obligated to make under each Individual Account Plan that is a Statutory-Waiver Plan (as defined in Article X) and (ii) are unpaid as of the date of this Merger Agreement.

          (g) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement or have accrued such payments and contributions on the Company's Financial Statements as of December 31, 1998. Neither the Company nor any of its Subsidiaries has taken any action (other than actions required by Law) relating to any Plan or Other Arrangement that will materially increase Acquiror's, the Surviving Corporation's, the Company's or any Subsidiary's obligation under any Plan or Other Arrangement above the level of expense incurred for the year ended December 31, 1997.

          (h) Section 3.16(i) of the Company Disclosure Schedule sets forth a list of all Qualified Plans (as defined in Article X). All Qualified Plans and any related trust Agreements or annuity Agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has furnished to Acquiror true and complete copies of all such determination letters and all correspondence relating to the applications therefor. All statements made by or on behalf of the Company or any Subsidiary to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete in all material respects when made and continue to be true and complete in all material respects. To the knowledge of the Company and the Subsidiaries, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

          (i) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Plans and Other Arrangements), suits or proceedings pending or, to the knowledge of the Company, threatened or anticipated, against or involving any Plan or Other Arrangement or asserting any rights or claims to benefits under any Plan or Other Arrangement that would reasonably be expected to give rise to any material liability on the part of the Company or the Subsidiaries. Neither the Company nor any Subsidiary has any pending claims or lawsuits before any court, arbiter or Governmental Entity arising under any Law governing any Plan (except claims for benefits payable in the normal operation of the Plan and Other Arrangements), and to the knowledge of the Company and the Subsidiaries there exist no facts that would reasonably be likely to give rise to such a claim.

          (j) Neither the Company nor any Subsidiary nor any of the Plans has engaged in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA and all "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code which would result in a material liability to the Company and the Subsidiaries. The Company has furnished to Acquiror true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made and continue to be true and complete.

          (k) Except as set forth in Section 3.16(n) of the Company Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (l) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

          (m) No Plan is a funded Welfare Plan (as defined in Article X) that provide benefits to current or former employees of the Company or any Subsidiary, or to their beneficiaries.

          (n) No Plan provides or promises post-retirement medical, life insurance or other benefits now or in the future to current, former or retired employees of the Company or any Subsidiary except as required by applicable federal and state continuation law, and (ii) identifies the method of funding (including, without limitation, any individual accounting) for all such benefits.

          (o) All Welfare Plans and the related trusts that are subject to
Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply in all material respects with and have been administered in material compliance with the health care continuation-coverage requirements under Section 4980B(f) of the Code, Sections 601 through 607 of ERISA, and all proposed or final regulations under Section 162 of the Code explaining those requirements.

          (p) The Company and the Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans that they are required to file, and
(ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are due and payable by or for the Company or any Subsidiary with respect to any Plan have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or any Subsidiary or from any other Person that are or could become an Encumbrance on any Asset of the Company or any Subsidiary or could otherwise have a Company Material Adverse Effect. The Company and the Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to each Plan, and all of those amounts have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due.

     SECTION 3.17.  Taxes and Tax Matters.

          (a) The Company and the Subsidiaries have (or, in the case of Company Tax Returns (as defined in Article X) becoming due after the date hereof and before the Effective Time, will have prior to the Effective Time) duly filed all Company Tax Returns required to be filed by the Company and the Subsidiaries at or before the Effective Time with respect to all applicable material Taxes. No material penalties or other charges are or will become due with respect to any such Company Tax Returns as the result of the late filing thereof. All such Company Tax Returns are (or, in the case of returns becoming due after the date hereof and before the Effective Time, will be) true and complete in all material respects. The Company and the Subsidiaries: (i) have paid all Taxes due in connection with any such Company Tax Returns; or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Effective Time will have paid or established) in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes in the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the applicable period, and for which the Company or any Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the Assets of, or successor to, any Person.

          (b) Neither the Company nor any Subsidiary, either in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee, has or at the Effective Time will have any liability for Taxes payable for or with respect to any periods prior to and including the Effective Time in excess of the amounts actually paid prior to the Effective Time or reserved for in the Financial Statements, except for any Taxes due in connection with the Merger or incurred in the Ordinary Course of Business subsequent to the date of the latest Financial Statement.

          (c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in respect of any Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Subsidiary, threatened. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company or any Subsidiary. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company or any Subsidiary, and no power of attorney granted by the Company or any Subsidiary with respect to any Tax matters is currently in force.

          (d) The Company has made available to Acquiror true and complete copies of all Company Tax Returns and all material written communications with any Governmental Entity relating to any such Company Tax Returns or to any deficiency or claim proposed or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to Tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

          (e) Except as set forth in Section 3.17(e) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) is or has ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income Tax purposes; (ii) has executed or filed with the IRS any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is subject to Section 999 of the Code; (iv) is a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).

          (f) The Company has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

     SECTION 3.18.  Customers.

     To the knowledge of the Company and the Subsidiaries, the relationships of the Company and the Subsidiaries with their customers are generally good commercial working relationships. Except as set forth in Section 3.18 of the Company Disclosure Schedule, during the twelve (12) months prior to the date of this Merger Agreement, no customer of the Company or any Subsidiary which accounted for in excess of $120,000 of the revenues of the Company and the Subsidiaries during such twelve (12) months has canceled or otherwise terminated its relationship with the Company or any Subsidiary and except to the extent of events described in Section 9.13(a).

     SECTION 3.19.  Certain Business Practices.

     Neither the Company, the Subsidiaries nor any of their officers, directors or, to the knowledge of the Company or any Subsidiary, any of their employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the

Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     SECTION 3.20.  Insurance.

     Section 3.20 of the Company Disclosure Schedule lists and briefly describes all policies of title, Asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company or any Subsidiary. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company and by each Subsidiary with all requirements of Law and of all Agreements to which the Company or any Subsidiary is a party; (d) are valid and outstanding policies enforceable against the insurer; (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar Assets; and (f) provide that they have the policy expiration dates as set forth in Section 3.20 of the Company Disclosure Schedule.

     SECTION 3.21.  Potential Conflicts of Interest.

     Except as set forth in Section 3.21 of the Company Disclosure Schedule, neither any present or, to the knowledge of the Company or any Subsidiary, former director, officer, employee with a salary in excess of $60,000, or stockholder of the Company or any Subsidiary who beneficially owns more than 5% of the capital stock of the Company or any Subsidiary, nor any Affiliate of such director, officer, employee or stockholder:

          (a) owns, directly or indirectly, any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a stockholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of, any Person that is a lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

          (b) owns, directly or indirectly, in whole or in part, any Assets with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

          (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such Person's service to the Company or any Subsidiary as a director, officer or employee;

          (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any Assets for consideration in excess of $60,000 in the aggregate since the inception of the Company;

          (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

          (f) has, since the inception of the Company, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000, other than (i) in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary, (ii) dividends, distributions and stock issuances to all common and preferred stockholders (as applicable) on a pro rata basis and (iii) as set forth in
     Section 3.04 of the Company Disclosure Schedule.

     SECTION 3.22.  Receivables.

     The accounts receivable of the Company and the Subsidiaries shown on the Audited Balance Sheet and the Unaudited Balance Sheets, or thereafter acquired by any of them, have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company and the Subsidiaries, without right of recourse, defense, deduction, counterclaim, offset or setoff on the part of the obligor, and can reasonably be expected to be collected within ninety (90) days of the date incurred, except to the extent of the allowance for doubtful accounts shown on such Audited Balance Sheet and Unaudited Balance Sheets and except to the extent of events described in Section 9.13(a).

     SECTION 3.23.  Real Property.

          (a) Section 3.23(a) of the Company Disclosure Schedule lists all the Real Property (as defined in Article X), specifying the owner of each parcel thereof, and all such Real Property is suitable and adequate for the uses for which it is currently being used.

          (b) Except as set forth in Section 3.23(b) of the Company Disclosure Schedule, the Company and the Subsidiaries are the sole owners of good, valid, fee simple, marketable and insurable (at standard rates) title to the Real Property respectively owned by them, including, without limitation, all buildings, structures, fixtures and improvements thereon and all equipment, machinery and personal property therein, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

          (c) All material buildings, structures, fixtures and other improvements on the Real Property are in reasonable repair, free of known defects and are fit for the uses to which they are currently devoted. All such buildings, structures, fixtures and improvements on the Real Property conform to all Laws, except for any such non-conformance that would not have a Company Material Adverse Effect. The buildings, structures, fixtures and improvements on each parcel of the Real Property lie entirely within the boundaries of such parcel of the Real Property, and no structures of any kind encroach on the Real Property, except as may be disclosed on an accurate ALTA Land Title Survey, and except where the failure of any such buildings, structures, fixtures and improvements on each parcel of Real Property to lie entirely within the boundaries of such parcel of the Real Property or the encroachment of any such structure on the Real Property would not have a Company Material Adverse Effect.

          (d) To the knowledge of the Company and the Subsidiaries, none of the Real Property is subject to any Agreement or other restriction of any nature whatsoever (recorded or unrecorded), other than Permitted Encumbrances, preventing or limiting the Company's or any Subsidiary's right to convey or to use it.

          (e) No portion of the Real Property or any material building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and neither the Company nor any Subsidiary has any knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

          (f) The Real Property has reasonable access to adequate electric, gas, water, sewer and telephone lines, all of which are adequate for the uses to which the Real Property is currently devoted.

     SECTION 3.24.  Books and Records.

     The books of account, stock records, minute books and other corporate and financial records of the Company are complete and correct in all material respects and have been maintained in accordance with reasonable business practices for companies similar to the Company, and the matters contained therein are appropriately and accurately reflected in all material respects in the Financial Statements in accordance with GAAP.

     SECTION 3.25.  Assets.

     Except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company and the Subsidiaries have good, valid and marketable title to all material Assets respectively owned by them, including, without limitation, all material Assets reflected in the Audited Balance Sheet and in the Unaudited Balance Sheets and all material Assets purchased by the Company or by any Subsidiary since December 31, 1997 (except for Assets reflected in such Audited Balance Sheet and Unaudited Balance Sheets or acquired since December 31, 1997 which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Encumbrances other than Permitted Encumbrances. All personal property of the Company and the Subsidiaries is in good operating condition and repair and is suitable and adequate for the uses for which it is intended or is being used. All Inventory (as defined in Article X) of the Company and the Subsidiaries (i) consists of items which are good and merchantable and of a quality and quantity presently usable and salable in the Ordinary Course of Business and (ii) have been reflected in the Financial Statements at the lower of cost or market, in accordance with GAAP, and include no obsolete or discontinued items, except to the extent reserved against in the Financial Statements.

     SECTION 3.26.  No Infringement or Contest.

          (a) Section 3.26(a) of the Company Disclosure Schedule identifies and describes each item of Intellectual Property (as defined in Article X) (i) owned by the Company or a Subsidiary, (ii) owned by any third party and used by the Company or any Subsidiary pursuant to license, sublicense or other Agreement, or
(iii) otherwise used by the Company or any Subsidiary and not otherwise generally used by Persons similarly situated (including, in each case, specification of whether each such item is owned, licensed or used by the Company or any Subsidiary) in the case of each of the foregoing clauses (i),
(ii) or (iii), the absence of which would have a Company Material Adverse
Effect.

          (b) With respect to each item of Intellectual Property listed in
Section 3.26(a) of the Company Disclosure Schedule that is owned by the Company or any Subsidiary, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as presently conducted by them, free and clear of any material restrictions, Encumbrances (other than Permitted Encumbrances) and royalties on such use, and the Company and the Subsidiaries have the right to bring action for infringement of such Intellectual Property. With respect to the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule that is used by the Company or a Subsidiary pursuant to license, sublicense or other Agreement, such Intellectual Property has been licensed on an arm's-length basis and can be used by the Company and the Subsidiaries in their respective businesses as currently conducted by them in accordance with the terms and conditions of such licenses, sublicenses or other Agreements. With respect to each item of Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule that is otherwise used by the Company or any Subsidiary, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as presently conducted by them, free and clear of any material restrictions, Encumbrances (other than Permitted Encumbrances) and royalties on such use. Each item of Intellectual Property owned or used by the Company or any Subsidiary immediately prior to the Closing will be owned or available for use by the Company or such Subsidiary on identical terms and conditions identified in all material respects immediately after the Closing.

          (c) As used in the businesses of the Company and the Subsidiaries as conducted in the past and as currently conducted, to the knowledge of the Company, none of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule has at any time infringed or misappropriated or otherwise violated, or is likely to infringe, misappropriate or violate, any Intellectual Property of any other Person, nor is the Company or any Subsidiary otherwise in the conduct of their respective businesses infringing upon, or alleged to be infringing upon, any Intellectual Property of any other Person. There are no pending or, to the knowledge of the Company or any Subsidiary, threatened claims against the Company or any Subsidiary alleging that the conduct of the Company's or any Subsidiary's business infringes or conflicts with any Intellectual Property rights of others. To the knowledge of the Company or any Subsidiary, there is no Intellectual Property of another Person which infringes, misappropriates or violates any of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule.

          (d) The Company and the Subsidiaries own or have the right to use pursuant to a valid license, sublicense or other Agreement all Intellectual Property that is material in the operation of the businesses of the Company and the Subsidiaries as currently conducted and as currently proposed to be conducted.

     SECTION 3.27.  Intentionally Deleted.

     SECTION 3.28.  Board Recommendation.

     The Board of Directors of the Company has adopted, in compliance with Delaware Law, a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders.

     SECTION 3.29.  Vote Required.

     The affirmative vote of the holders of a majority of the voting power attributable to the outstanding shares of Company Common Stock and Company Series A Preferred Stock, voting together as a class, is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Merger Agreement.

     SECTION 3.30.  Banks; Attorneys-in-fact.

     Section 3.30 of the Company Disclosure Schedule sets forth a complete list showing the name of each bank or other financial institution in which the Company or any Subsidiary has accounts (including a description of the names of all Persons authorized to draw thereon or to have access thereto). Such list also shows the name of each Person holding a power of attorney from the Company or any Subsidiary and a brief description thereof.

     SECTION 3.31.  Intentionally Deleted.

     SECTION 3.32.  Brokers.

     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective Affiliates.

     SECTION 3.33.  ENVIRONMENTAL MATTERS.

          (a) The Company and each of the Subsidiaries have complied and are in compliance with, and the Real Property and any real property that is leased by the Company or any Subsidiary and all improvements thereon are in compliance with, all Environmental Laws (as defined in Article X), except where the failure so to comply would not have a Company Material Adverse Effect.

          (b) To the knowledge of the Company and the Subsidiaries, neither the Company nor any Subsidiary has any liability under any Environmental Law, nor is the Company or any Subsidiary responsible for any liability of any other Person under any Environmental Law. Except as set forth in Section 3.33(b) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company or any Subsidiary, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary, has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person since January 1, 1993 (or prior thereto with respect to any such complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request which has not been finally resolved) or knows any fact(s) which might reasonably be expected to form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence at any part of the Real Property or any real property that is leased by the Company or any Subsidiary of Hazardous Materials (as defined in Article X) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property or any real property that is leased by the Company or any Subsidiary (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property or any real property that is leased by the Company or any Subsidiary or the businesses or Assets of the Company or any Subsidiary; (iv) any facility operations, procedures or designs of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or any real property that is leased by the Company or any Subsidiary or otherwise arising from the Company's or any Subsidiary's activities (or the activities of the Company's or any Subsidiary's predecessors in title) involving Hazardous Materials.

          (c) The Company and the Subsidiaries have been duly issued, and currently have and will maintain through the Effective Time, all Licenses required under any Environmental Law. A true and complete list of all such Licenses the absence of which would have a Company Material Adverse Effect is set out in Section 3.33(c) of the Company Disclosure Schedule. All Licenses listed in Section 3.33(c) of the Company Disclosure Schedule are valid and in full force and effect. Except in accordance with such Licenses, as described in
Section 3.33(c) of the Company Disclosure Schedule or as otherwise permitted by Law, there has been no Hazardous Discharge (as defined in Article X) or discharge of any other material regulated by such Licenses. Except as disclosed in Section 3.33(c) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries no such Licenses are non-transferable or which require consent, notification or other action to remain in full force and effect following consummation of the Merger and the other transactions contemplated hereby.

          (d) Except as set forth in Section 3.33(d) of the Company Disclosure Schedule, neither the Real Property nor any real property that is leased by the Company or any Subsidiary contains any underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the storage, throughput or other management of Hazardous Materials, and no portion of the Real Property or any real property that is leased by the Company or any Subsidiary is or has been used as a dump or landfill or consists of or contains filled in land or wetlands.

     SECTION 3.34.  Disclosure.

          (a) None of the information supplied by the Company expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement (as defined in Section 6.01(a)) and (ii) the Proxy Statement (as defined in Section 6.01(a)), at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (b) No representation or warranty contained in this Merger Agreement or the Company Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other agreements, documents, certificates, instruments or other information furnished or to be furnished, or made available or to be made available to Acquiror by the Company pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that this representation shall not apply to the matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties. As of the date of this Merger Agreement, the Company believes that the Company has a reasonable likelihood of attaining the results of its business plan as set forth in the Confidential Information Memorandum (relating to certain senior credit facilities) dated December 1998, as furnished to Acquiror, based upon the assumptions used in the preparation of such business plan (which assumptions the Company believes to be reasonable).

     SECTION 3.35.  Directors, Officers and Affiliates.

     Section 3.35 of the Company Disclosure Schedule lists all current directors and officers of the Company and the Subsidiaries, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits paid by the Company or any Subsidiary for the current fiscal year and the most recently completed fiscal year.

     SECTION 3.36.  Copies of Documents.

     True and complete copies of all agreements, documents, certificates or other instruments listed in the Company Disclosure Schedule have been made available to Acquiror prior to the execution of this Merger Agreement.

     SECTION 3.37.  Condition and Operation of the System.

          (a) Section 3.37(a)(1) of the Company Disclosure Schedule contains a description of the size and capacity of the System (as defined in Article X) (including, as of December 31, 1998, the percentage of the System capacity that was activated and in operation and the percentage of the System capacity that was unactivated and in reserve). The system coverage map which constitutes an integral part of the Company Disclosure Schedule has previously been made available to Acquiror. The System and all major component parts (including but not limited to transmission towers, microwave facilities, fiber optic cables and switches) are in compliance in all material respects with all applicable build-out requirements, are in good operating condition and repair ordinary wear and tear excepted, and are suitable, adequate and fit for the uses for which they are intended and are being used, as the case may be. Since January 1, 1998, there have been no material complaints with respect to the Company's or any Subsidiary's performance under Agreements with customers that have not been substantially corrected, and there have been no material System outages. The System and the Assets of the Company and the Subsidiaries meet the technical standards, if any, of the FCC and the FAA and the technical specifications of the Company Licenses, and do not violate any applicable Laws, engineering standards or building, fire, zoning, health and safety or other Laws in any material respect.

          (b) Section 3.37(b) of the Company Disclosure Schedule sets forth:

               (i) information with respect to System services offered and rates charged for initiation and provision of System services that is complete and accurate in all material respects;

               (ii) the rate of customer churn for each of (A) the year ended December 31, 1997 and (B) the period from January 1, 1998 through November 30, 1998;

               (iii) the amount of fraud loss for each of (A) the year ended December 31, 1997 to the extent such amount exceeded $100,000 and (B) the period from January 1, 1998 through November 30, 1998 to the extent such amount exceeded $100,000;

               (iv) a list of all independent marketing or selling agents for each month during the period from January 1, 1998 through December 31, 1998, indicating the volume of sales generated by such agents;

               (v) any complaints received by the Company or any Subsidiary regarding "slamming" or "cramming" (as such term are understood in the telephone industry) by the Company, any Subsidiary or any of their respective employees, resellers, agents or representatives;

               (vi) a list and description of all material easements for the installation, use and repair of fiber optic cable used by the System;

               (vii) a list of all FCC Licenses held by the Company or any Subsidiary;

               (viii) all material filings by the Company or any Subsidiary with the FCC since January 1, 1996; and

               (ix) a list of any proceedings (other than proceedings of general applicability) before the FCC, a state utility commission, or other regulatory body that are reasonably likely to result in (A) adjustments in and/or refunds of material amounts in the past charged to or paid to third parties by the Company or any Subsidiary, or (B) adjustments in amounts otherwise in the future to be charged to or paid to third parties by the Company or any Subsidiary, in each case including but not limited to amounts related to universal service, access charges, service rates charged to customers, franchise fees, or any other revenues or expenses subject to regulatory oversight.

          (c) To the knowledge of the Company, the easements required to be disclosed pursuant to Section 3.37(b)(vi) above (i) are valid, binding, enforceable and sufficient for the purposes for which they are used as of the date hereof and (ii) will be valid, binding, enforceable and sufficient for the such purposes immediately following the Effective Time without the consent or approval of any Person.

     SECTION 3.38.  Reorganization.

     To the knowledge of the Company, neither it nor any of the Subsidiaries has taken any action or failed to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) or Section 368(a)(2)(D) of the Code.

     SECTION 3.39.  State Takeover Statutes; Certain Charter Provisions.

     The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt the Company, the Subsidiaries and affiliates, the Merger, this Merger Agreement and the transactions contemplated hereby and thereby from Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger or this Merger Agreement and the transactions contemplated hereby or thereby.

     SECTION 3.40.  Year 2000 Review.

          (a) The Company and the Subsidiaries will not, to the Company's knowledge, be materially adversely affected by (i) any failure of the Company's and the Subsidiaries' computer hardware, software, firmware or embedded chip technology to be Year 2000 Compliant (as defined in Article X); or (ii) the cost and/or disruption to normal activities caused by work to be carried out to ensure such computer hardware, software or embedded chip technology is Year 2000 Compliant.

          (b) The Company and the Subsidiaries are currently reviewing their information technology ("IT") and non-IT computer systems and programs to
                         --
determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date (the "Company Year 2000 Review"). The
                                               ------------------------
Company Year 2000 Review covers all of the Company's and the Subsidiaries' material operations and is centrally managed.

          (c) All of the information related to the Company Year 2000 Review disclosed in any of the Company's filings with any Governmental Entity was to the Company's knowledge accurate and complete in all material respects as of the date the filing was made with such Governmental Entity.

     SECTION 3.41.  Affiliate Agreements.

     In accordance with Section 6.13, the executive officers, directors and certain Company Stockholders specified in Section 3.41 of the Company Disclosure Schedule ("Company Affiliates") have indicated to the Company that they intend
           ------------------
to execute and deliver to Acquiror affiliate agreements in substantially the form attached hereto as Exhibit A (the "Affiliate Agreements") and each such
                        ---------       --------------------
Affiliate Agreement, when so executed and delivered, will, to the knowledge of the Company, constitute a legal, valid and binding obligation of the respective Company Affiliate who is a party thereto, enforceable against such Company Affiliate in accordance with its terms. Except for the Principal Company Stockholders, John F. Wade and

Peter H. O. Claudy, there are no affiliates of the Company as of the date hereof as that term is used in SEC Rule 145.

 ARTICLE IIIA  REPRESENTATIONS AND WARRANTIES OF PRINCIPAL COMPANY STOCKHOLDERS

     SECTION 3A.01.  Principal Company Stockholders That Are Entities.

     To induce Acquiror to enter into this Merger Agreement, each Principal Company Stockholder that is an entity, severally and not jointly, represents and warrants to Acquiror on its own behalf and only with respect to itself as of the date hereof and as of the Effective Date that:

          (a) The execution and delivery by such Principal Company Stockholder of this Merger Agreement, the execution and delivery by such Principal Company Stockholder of all other agreements, documents, certificates or other instruments contemplated hereby, and the consummation by such Principal Company Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no other corporate, partnership or limited liability company proceedings on the part of such Principal Company Stockholder are necessary to authorize such Principal Company Stockholder to execute this Merger Agreement and the other agreements, documents, certificates or other instruments contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by a majority of the voting power attributable to the outstanding Company Common Stock and Company Series A Preferred Stock, voting together as a class, in accordance with Delaware Law and the Company's articles of incorporation and bylaws.

          (b) This Merger Agreement has been duly executed and delivered by such Principal Company Stockholder and constitutes a legal, valid and binding obligation of such Principal Company Stockholder, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

          (c) All of the shares of Company Capital Stock beneficially owned by such Principal Company Stockholder are set forth on Section 3.04 of the Company Disclosure Schedule, all of which shares are owned by such Principal Company Stockholder free and clear of all Encumbrances other than Encumbrances arising under applicable securities Laws and other than Encumbrances that will be released at or prior to the Effective Time.

     SECTION 3A.02.  Principal Company Stockholders That Are Individuals.

     To induce Acquiror to enter into this Merger Agreement, each Principal Company Stockholder who is an individual, severally and not jointly, represents and warrants to Acquiror on his own behalf and only with respect to himself as of the date hereof and as of the Effective Date that:

          (a) Such Principal Company Stockholder has the legal capacity and all other necessary power and authority necessary to execute and deliver this Merger Agreement, to execute and deliver all other agreements, documents, certificates or other instruments contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

          (b) This Merger Agreement has been duly executed and delivered by such Principal Company Stockholder and constitutes a legal, valid and binding obligation of such Principal Company Stockholder, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

          (c) All of the shares of Company Capital Stock beneficially owned by such Principal Company Stockholder are set forth on Section 3.04 of the Company Disclosure Schedule, all of which shares are owned by such Principal Company Stockholder free and clear of all Encumbrances other than Encumbrances arising under applicable securities Laws and other than Encumbrances that will be released at or prior to the Effective Time.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                         OF ACQUIROR AND ACQUIROR SUB

     Except as specifically set forth in the Disclosure Schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution and delivery of this Merger Agreement (the "Acquiror Disclosure Schedule") (with (i) a
                            ----------------------------
disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Acquiror Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, (ii) no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer and (iii) Acquiror and Acquiror Sub having the right to cross-reference the sections of the Acquiror Disclosure Schedule as appropriate with respect to disclosures that are reasonably related), Acquiror and Acquiror Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Acquiror Disclosure Schedule) to, and agrees with, the Company as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Acquiror Disclosure Schedule:

     SECTION 4.01.  Organization and Qualification; Subsidiaries.

     Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not have an Acquiror Material Adverse Effect (as defined in Article X).

     SECTION 4.02.  Certificate of Incorporation and Bylaws.

     Acquiror has furnished to the Company a true and complete copy of the Amended and Restated Certificate of Incorporation of Acquiror and the certificate of incorporation of Acquiror Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the Amended and Restated Bylaws of Acquiror and the bylaws of Acquiror Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Acquiror Disclosure Schedule.

     SECTION 4.03.  Authority; Binding Obligation.

     Each of Acquiror and Acquiror Sub has the full and unrestricted corporate power and authority to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The execution and delivery by Acquiror and Acquiror Sub of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other agreements, documents, certificates or other instruments contemplated hereby, or to consummate the transactions contemplated hereby and thereby. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub, enforceable in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law); provided, however, that the Merger will not become effective until Articles of Merger reflecting the Merger are filed with the office of the Secretary of State of Delaware.

     SECTION 4.04.  No Conflict; Required Filings and Consents.

          (a) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of Acquiror, or the certificate or articles of incorporation or bylaws of Acquiror Sub or any of Acquiror's Significant Subsidiaries; or (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws, and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets; (iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries or any of the Assets of Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries; except for any such conflict or violation described in clause
(ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have an

Acquiror Material Adverse Effect and that would not prevent Acquiror or Acquiror Sub from consummating the Merger on a timely basis.

          (b) Except as set forth in Section 4.04(b) of the Acquiror Disclosure Schedule, the execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws and Laws of other Governmental Entities, (B) the filing and recordation of the Articles of Merger as required by Delaware Law and (C) where the failure to obtain any consent, approval, authorization or permit or to make any filing or notification otherwise required to be disclosed hereunder would not have an Acquiror Material Adverse Effect; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Surviving Corporation or any of Acquiror's Significant Subsidiaries that would have an Acquiror Material Adverse Effect.

     SECTION 4.05.  No Prior Activities of Acquiror Sub.

     Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     SECTION 4.06.  Brokers.

     No broker or finder or investment banker (other than Salomon Smith Barney Inc., the fees of which shall be solely the responsibility of Acquiror) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror or any of its Affiliates.

     SECTION 4.07.  SEC Documents.

     Acquiror has filed all required reports, schedules, forms, statements and other documents with the SEC (as defined in Article X) since January 1, 1997 (including the Acquiror Post-Signing SEC Documents (as defined in Section 6.10), the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC
     ----------------------
Documents complied or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained or, in the case of the Acquiror Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Acquiror Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents comply or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Acquiror Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Acquiror SEC Documents, as required by GAAP or as required by any Governmental Entity, Acquiror has not, since December 31, 1997, made any change in accounting practices or policies applied in the preparation of financial statements.

     SECTION 4.08.  Acquiror Common Stock.

     The Acquiror Common Stock to be issued and delivered to the Company Stockholders pursuant to the Merger has been duly authorized and, when issued in the Merger in accordance with this Merger Agreement, will be validly issued, fully paid and nonassessable and will have been approved for listing subject to official notice of issuance by The Nasdaq Stock Market's National Market System.

     SECTION 4.09.  Capitalization.

     The authorized capital stock of Acquiror consists of (a) 250,000,000 shares of Acquiror Common Stock, of which, as of January 5, 1999: (i) 63,545,925 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of Acquiror; (iii) 12,278,323 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Common Stock granted to employees and certain other Persons; (iv) 245,536 shares were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between Acquiror and QST Enterprises, Inc.; (v) 10,414 shares were reserved for issuance pursuant to a Stock Option Agreement dated November 25, 1998 between Acquiror, Inlet, Inc. and certain shareholders of Inlet, Inc.; (vi) 917,398 shares were reserved for issuance pursuant to the McLeodUSA Incorporated Employee Stock Purchase Plan; and (vii) 961,920 shares were reserved for issuance pursuant to the McLeodUSA Incorporated 401(k) Profit Sharing Plan; (b) 22,000,000 shares of Class B common stock, par value $.01 per share ("Acquiror Class B Common Stock"), of which, as of January 5, 1999:
        -----------------------------
(i) no shares were issued and outstanding; (ii) no shares were held in the treasury of Acquiror; and (iii) 1,300,688 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Class B Common Stock granted to a significant stockholder of Acquiror; and (c) 2,000,000 shares of serial preferred stock, par value $.01 per share, of which: (i) no shares are issued and outstanding; and (ii) no shares are held in the treasury of Acquiror. Except for the options set forth in clauses (a)(iii), (a)(iv), (a)(v), (a)(vi) and (b)(iii) above and as set forth in Section 4.09(a) of the Acquiror Disclosure Schedule, as of January 5, 1999, there were no outstanding securities convertible into or exchangeable for capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of Acquiror or any of Acquiror's Significant Subsidiaries. Except as set forth in Section 4.09(b) of the Acquiror Disclosure Schedule and except for Agreements relating to the options specified in clauses
(a)(iii), (a)(iv), (a)(v), (a)(vi) and (b)(iii) above, there are no outstanding Agreements to which Acquiror or any of its Significant Subsidiaries is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries, except as contemplated hereunder. Each of the outstanding shares of Acquiror Common Stock, and of capital stock of, or other equity interests in, Acquiror's Significant Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and, except as set forth in Section 4.09(d) of the Acquiror Disclosure Schedule, such shares or other equity interests owned by Acquiror or any of its Significant Subsidiaries are owned free and clear of all Encumbrances. There are no obligations, contingent or otherwise, of Acquiror or any of its Significant Subsidiaries to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any of Acquiror's Significant Subsidiaries or any other Person. Except as set forth in Section 4.09(e) of the Acquiror Disclosure Schedule, there are no Agreements pursuant to which any Person (other than Acquiror or Acquiror's Significant Subsidiaries) is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of Acquiror or any of its Significant Subsidiaries. No vote of the stockholders of Acquiror is required in connection with the consummation of the Merger and the other transactions contemplated hereby. Acquiror is the legal and beneficial owner of all of Acquiror Sub's outstanding capital stock.

     SECTION 4.10.  Reorganization.

     To the knowledge of Acquiror, neither Acquiror, Acquiror Sub nor any of Acquiror's Significant Subsidiaries has taken any action or failed to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) or Section 368(a)(2)(D) of the Code.

     SECTION 4.11.  Compliance.

     Neither Acquiror nor Acquiror Sub is aware of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

     SECTION 4.12.  Disclosure.

     (a) None of the information supplied by Acquiror or Acquiror Sub expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement and (ii) the Proxy Statement, at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (b) No representation or warranty contained in this Merger Agreement or the Acquiror Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other agreements, documents, certificates, instruments or other information furnished or to be furnished, or made available or to be made available to the Company by Acquiror or Acquiror Sub pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that this representation shall not apply to the matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01.  Conduct of Business of the Company.

     The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, the Company, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business or as contemplated by the Company's 1999 capital budget, a copy of which was previously furnished to Acquiror or in the Confidential Offering Memorandum (relating to certain senior credit facilities) dated December 1998, use their respective reasonable best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained.
Without limiting the generality of the foregoing, except as otherwise consented to in writing by Acquiror or orally by Stephen C. Grey, J. Lyle Patrick or John Wray or as otherwise expressly contemplated by this Merger Agreement or as contemplated by the Company's 1999 capital budget, a copy of which was previously furnished to Acquiror or in the Confidential Offering Memorandum (relating to certain senior credit facilities) dated December 1998, from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any of the Subsidiaries to:

          (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers and except pursuant to existing arrangements previously disclosed to or approved in writing by Acquiror; (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing Agreements of the Company or any Subsidiary in effect on the date of this Merger Agreement as described in Section 5.01(a)(ii) of the Company Disclosure Schedule) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any benefit not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder), except for grants in the Ordinary Course of Business or as required under the Agreements set forth in Section 5.01(a)(ii) of the Company Disclosure Schedule, or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in
     Section 5.01(a)(ii) of the Company Disclosure Schedule;

          (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock other than capital stock repurchased from departing employees in the Ordinary Course of Business;

          (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any Subsidiary or any such securities or obligations, or any other securities thereof, other than redemption and purchases from departing employees in the Ordinary Course of Business; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (d) except upon the exercise of Company Stock Options in accordance with their terms, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) except as contemplated by Agreements which have been identified in
     Section 3.14(a) of the Company Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except for sales, dispositions or transfers in the Ordinary Course of Business;

          (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

          (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except in either case as may be required by Law, the IRS or GAAP;

          (i) make or agree to make any new capital expenditures which are not included in the Company's 1999 capital budget, a copy of which was furnished to Acquiror, it being understood that the Company shall provide prior notice to Acquiror of any expenditures which are individually in excess of $1,000,000;

          (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person or enter into any Agreement having the economic effect of any of the foregoing, except for borrowings incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries other than in the Ordinary Course of Business;

          (k) except for costs incurred by the Company in connection with the transactions contemplated by this Merger Agreement but only to the extent such costs are deducted pursuant to the calculation of Merger Consideration in Article II hereof, pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent

     Financial Statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Subsidiary is a party;

          (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any Agreement to which the Company or any Subsidiary is a party;

          (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity;

          (n) take any action or fail to take any action that would have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time, or that would adversely affect the ability of the Company or any Subsidiary prior to the Effective Time, or Acquiror or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated in this Merger Agreement; or

          (o) authorize, or commit or agree to do any of the foregoing.

     SECTION 5.02.  Other Actions.

     The Company and Acquiror shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue, or (b) any of the conditions to the Merger set forth in Article VII not being satisfied.

     SECTION 5.03.  Certain Tax Matters.

     From the date hereof until the Effective Time, the Company and the Subsidiaries (a) will prepare and timely file with the relevant Taxing authority all Company Tax Returns ("Post-Signing Returns") required to be filed, which
                          --------------------
Post-Signing Returns shall be accurate in all material respects, or permitted extensions with respect thereto, (b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company and the Subsidiaries for which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary in respect of any Taxes.

     SECTION 5.04.  Access and Information.

     For so long as this Merger Agreement is in effect, the Company shall, and shall cause each Subsidiary to, (a) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (b) furnish promptly to Acquiror (i) a copy of each agreement, document, certificate or other instrument filed with, or received from any Governmental Entity and (ii) all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request.

     SECTION 5.05.  No Solicitation.

          (a) The Company shall, and shall cause its directors, officers, employees, representatives, agents and Subsidiaries and their respective directors, officers, employees, representatives and agents to, and the Principal Company Stockholders shall, and shall cause their respective representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in this
Section 5.05(a)). While this Merger Agreement is in effect, the Company shall not, and shall cause the Subsidiaries not to, and the Principal Company Stockholders shall not, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company or any Subsidiary to take any such action, and the Company shall, and shall cause the Subsidiaries to, direct and instruct and use its or their reasonable best efforts to cause the directors, officers, employees, agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to take any such action, and the Company or the applicable Principal Company Stockholders shall promptly notify Acquiror if any such inquiries or proposals are received by the Company, any Subsidiary, or such Principal Company Stockholders or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company or the applicable Principal Company Stockholders shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, and the Company or the applicable Principal Company Stockholders shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals. For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following involving the Company
 --------- -----------
or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of ten percent (10%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the Company Stockholders of the Merger; (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined
                                            -----
under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (vi) any Agreement to, or public announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

          (b) Neither the Board of Directors of the Company nor any committee thereof nor any Principal Company Stockholder shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror or Acquiror Sub, the approval or recommendation by such Board of Directors or any such committee or Principal Company Stockholder of this Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction or (iii) enter into any Agreement with respect to any Competing Transaction.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01.  Registration Statement; Proxy Statement.

          (a) As promptly as practicable after the execution of this Merger Agreement, Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "Registration Statement"), containing a proxy statement/prospectus, in
           ----------------------
connection with the registration under the Securities Act of the shares of Acquiror Common Stock issuable pursuant to Section 2.01, the vote or consent of the Company Stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms delivered to the Company Stockholders, being the "Proxy Statement") and the other transactions
                         ---------------
contemplated by this Merger Agreement. Acquiror agrees to provide the Company with an opportunity to review and comment on the Registration Statement and the Proxy Statement before filing. Acquiror agrees promptly to provide the Company with copies of all correspondence from and all responsive correspondence to the SEC regarding the Registration Statement and Proxy Statement. Acquiror agrees promptly to notify the Company of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. Each of Acquiror and the Company will use all reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail or otherwise deliver the Proxy Statement to its stockholders, and the Company shall comply with the proxy solicitation rules and regulations under the Exchange Act in connection with the solicitation of such stockholders. The Proxy Statement shall include the recommendation of the Company's Board of Directors to the Company Stockholders to vote for or consent to the approval of this Merger Agreement and the transactions contemplated hereby.

          (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with securing the vote or consent of the Company Stockholders to consider the Merger shall not, at the date the Proxy Statement (or any amendment thereof or supplement hereto) is first delivered to stockholders, at the time the vote or consent is secured or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the

Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with securing the vote or consent shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first delivered to stockholders, at the time the vote or consent is secured or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (d) The Company and Acquiror each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities Laws) in any registration statement or proxy statement prepared by the Company or Acquiror pursuant to this Merger Agreement; (ii) agrees to use its reasonable best efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; and (iii) agrees to cooperate, and to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities Laws in any such registration statement or proxy statement.

     SECTION 6.02.  Stockholder Approval.

     The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to secure the vote or consent of the Company Stockholders required by Delaware Law to approve this Merger Agreement and the transactions contemplated hereby.

     SECTION 6.03.  Appropriate Action; Consents; Filings.

          (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company and Acquiror shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (ii) obtaining from any Governmental Entities any material Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that
                                                                   --------
Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

          (b) (i) The Company and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement,
(B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

          (ii) In the event that either the Company or Acquiror shall fail to obtain any third party consent, approval or waiver described in subsection
(b)(i) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

          (c) From the date of this Merger Agreement until the Effective Time, the Company and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Capital Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

          (d) Concurrently with the Closing, Acquiror shall infuse the Company with a sufficient amount of cash necessary and otherwise cause the Company and the Subsidiaries to pay and satisfy in full in cash by wire transfer of immediately available funds all of the Company's and the Subsidiaries' indebtedness for borrowed money to (i) AT&T Commercial Finance Corporation ("AT&T CFC") and (ii) Media/Communications Partners III Limited Partnership and
----------
M/C Investors, L.L.C.

     SECTION 6.04.  Amendment to Stockholders' Agreement.

          Acquiror shall use reasonable best efforts to amend the Stockholders' Agreement promptly following the Closing to add those parties who are parties to the Stockholders' Agreement, dated as of November 18, 1998, among such Persons, IES Investments Inc., Acquiror, Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin as parties to the Stockholders' Agreement for purposes of Section 1 thereof and who are not parties to the Stockholders' Agreement.

     SECTION 6.05.  Update Disclosure; Breaches.

          (a) From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to its Disclosure Schedule of (i) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate, (ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this

Merger Agreement not to be satisfied, or (iii) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied; provided, however,
                                                           --------  -------
that subject to Section 6.05(b), the delivery of any notice pursuant to this
Section 6.05(a) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice.

          (b) The Company shall be permitted to update, correct or otherwise modify the contents of the Company Disclosure Schedule up to ten (10) days prior to the Closing Date to reflect changes or corrections so long as the changes or corrections do not disclose any information that would have a Company Material Adverse Effect. The representations and warranties of the Company set forth in
Article III shall be deemed to include, retroactively to the date hereof, any Company Disclosure Schedule updated or modified consistent with the requirements of this Section 6.05(b).

     SECTION 6.06.  Public Announcements.

     Acquiror, Acquiror Sub and the Company shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NASD (as defined in Article X).

     SECTION 6.07.  Registration of Company Options.

     Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Company Stock Options assumed in accordance with Section 2.04. Acquiror shall either (i) include such Company Stock Options on Acquiror's registration statement or Form S-8 relating to Acquiror's 1996 Employee Stock Option Plan or (ii) file a registration statement on Form S-8 (or any successor form) or another appropriate form, effective as of the Effective Time, with respect to shares of Acquiror Common Stock subject to such Company Stock Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, Acquiror shall administer the Company Stock Options assumed pursuant to Section 2.04 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     SECTION 6.08.  Unaudited Financial Information.

     The Company will cause to be prepared and will furnish to Acquiror as promptly as possible an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after November 30, 1998 and the related unaudited consolidated statements of income of the Company and the Subsidiaries for the one-month period then ended. The Company will ensure that such Unaudited Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to the absence of footnotes and a statement of cash flows and normal and recurring year-end adjustments which are not expected to be material in amount.

     SECTION 6.09.  Environmental Matters.

          (a) The Company will promptly furnish to Acquiror written notice of any Hazardous Discharge or of any actions or notices described in Section 3.33(b).

          (b) The Company will permit Acquiror, in Acquiror's discretion and at Acquiror's expense, to cause to be prepared a Phase I environmental report on each parcel of the Real Property or any real property leased by the Company or any Subsidiary (to the extent the Company or a Subsidiary has the right to allow Acquiror to do the same) designated by Acquiror and, if recommended under the Phase I environmental report and so requested by Acquiror, a Phase II environmental report, in each case prepared by an environmental consultant designated by Acquiror (the "Environmental Reports"). The Company shall
                             ---------------------
cooperate with, and provide such information or other assistance as may be requested by, Acquiror or the environmental consultant designated by Acquiror in connection with the preparation and completion of such Environmental Reports. Acquiror shall cause all Environmental Reports (including drafts thereof) to be provided to the Company promptly after their receipt by Acquiror.

     SECTION 6.10.  Post-Signing SEC Documents.

     Acquiror will file with the SEC all reports, schedules, forms, statements and other documents required to be filed by it after the date of this Merger Agreement but before the Effective Time (the "Acquiror Post-Signing SEC
                                              -------------------------
Documents").
---------

     SECTION 6.11.  Indemnification.

          (a) After the Effective Time, subject to the terms and conditions set forth in Sections 6.11 and 6.12, the Company Stockholders shall severally and not jointly indemnify and hold harmless Acquiror, the Surviving Corporation and their respective officers and directors, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (all such persons hereinafter are referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons," but in no event
 ------------------                       -------------------
shall any stockholder of the Company be such an Indemnified Person), from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses, ("Damages") actually suffered and
                                           -------
arising out of the breach of the representations, warranties, covenants and agreements given or made by the Company in this Merger Agreement, in the Articles of Merger or in the Exhibits or Schedules hereto or in any certificate or document delivered by or on behalf of the Company pursuant hereto; provided
                                                                      --------
however, that the maximum liability of the Company Stockholders for
-------
indemnification under this Section 6.11 shall be limited to $37,000,000; provided, further, that such limitation on the indemnification obligations of
--------  -------
the Company Stockholders shall not apply to any claim or claims for indemnification to the extent such claim or claims are based on common law fraud; provided, further, the Company Stockholders shall have no liability under
       --------  -------
this Section 6.11(a) to the extent claims for Damages hereunder do not exceed an aggregate of $1,750,000 and that if such Damages exceed an aggregate of $1,750,000 then the indemnification provided for hereunder shall apply only to Damages to the extent exceeding $1,750,000. It shall be a condition of the right of each Indemnified Person to indemnification pursuant to this Section 6.11(a) that such Indemnified Person shall deliver to the Company Stockholder from whom indemnification is sought a written claim for such indemnification, setting forth in reasonable detail the basis therefor and setting forth the amount of damages sought, on or prior to the date that the particular representation, warranty, covenant or agreement for the breach of which the indemnification is being sought, expires under the terms of this Merger Agreement.

          (b) In addition to the indemnification provided by Company Stockholders as set forth in Section 6.11(a), each Principal Company Stockholder shall severally and not jointly indemnify and hold harmless the Indemnified Persons for Damages actually suffered and arising out of the breach of the representations, warranties, covenants and agreements given or made by such Principal Company Stockholder on its own behalf and only with respect to itself or this Merger Agreement or in its Exhibits or Schedules thereto or in any certificate or document delivered by or on behalf of such Principal Company Stockholder pursuant hereto. No Principal Company Stockholder shall have any liability for any breach of representation, warranty or covenant by any other Principal Company Stockholder.

          (c) Any payment to be made to an Indemnified Person by a Company Stockholder or a Principal Company Stockholder under this Section 6.11 may be made in cash or, in whole or in part, in Acquiror Common Stock having a value per share equal to the average of the daily closing price, on The Nasdaq Stock Market's National Market System as reported by Bloomberg, L.P., for the ten (10) trading days immediately preceding the date of such payment.

          (d) Except as set forth in Section 6.11(e), with respect to any Damages or other amounts payable under this Merger Agreement, a Company Stockholder shall be liable only for a fraction of such Damages or other amount, the numerator of which is the number of shares of Company Common Stock (computed on a fully diluted basis after giving pro forma effect to the exercise of all options, warrants and rights to acquire Company Common Stock) held by such Company Stockholder immediately prior to the Effective Time and the denominator of which is equal to the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (computed on a fully diluted basis and after giving pro forma effect to the exercise of all options, warrants and rights to acquire Company Common Stock). After the Effective Time, indemnification pursuant to this Section 6.11 shall be the sole and exclusive remedy of Acquiror and the Surviving Corporation under or in connection with this Merger Agreement or any of the transactions contemplated herein.

          (e) With respect to any Damages or other amounts payable under this Merger Agreement by a Principal Company Stockholder under Section 6.11(b), the indemnification provided with respect to a representation or warranty shall apply to all Damages without regard to amount and there shall be no limitation on the maximum liability for indemnification under Section 6.11(b).

     SECTION 6.12.  Procedures; Conditions of Indemnification.

     With respect to any indemnification provided pursuant to this Merger Agreement, the Indemnified Person agrees to give prompt written notice to the Company Stockholder or Principal Company Stockholder, as the case may be, from whom indemnification is sought of any claim or other assertion of liability by third parties (hereinafter called collectively "Claims"), it being understood
                                                ------
that the failure to give such notice shall not affect the Indemnified Person's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Merger Agreement, unless the Company Stockholders' or Principal Company Stockholders' rights with respect to such Claim are thereby materially prejudiced.

     The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this Merger Agreement resulting from any Claim shall be subject to the following terms and conditions:

          (a) The Company Stockholders or Principal Company Stockholders, as the case may be, shall have the right to undertake, by counsel or other representatives of their own choosing, the defense of such Claim.

          (b) In the event that the Company Stockholders or Principal Company Stockholders, as the case may be, shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Person shall fail to defend, the Indemnified Person (upon further written notice to the Company Stockholders or Principal Company Stockholders, as the case may
be) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Company Stockholders or Principal Company Stockholders, as the case may be (subject to the right of the Company Stockholders or Principal Company Stockholders, as the case may be, to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof); provided however, that no settlement or compromise of
                        -------- -------
such Claim shall be made without the written consent of the Company Stockholders or Principal Company Stockholders, as the case may be, which consent shall not be unreasonably withheld.

          (c) Anything in this Section 6.12 to the contrary notwithstanding, (i) if the Indemnified Person notifies the Company Stockholder or Principal Company Stockholder, as the case may be, that the Indemnified Person has concluded that a Claim may materially and adversely affect the Indemnified Person other than as a result of money damages or other money payments, the Indemnified Person shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim, (ii) the Company Stockholders or Principal Company Stockholders, as the case may be, shall not, without the Indemnified Person's written consent, settle or compromise any Claim or consent to entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person of a release from all liability in respect of such Claim, and (iii) in the event that the Company Stockholders or Principal Company Stockholders, as the case may be, undertake defense of any Claim, the Indemnified Person, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Company Stockholders or Principal Company Stockholders, as the case may be, and their counsel or other representatives concerning such Claim and the Company Stockholders or Principal Company Stockholders, as the case may be, and the Indemnified Person and their respective counsel or other representatives shall cooperate with respect to such Claim.

          (d) Notwithstanding any other provision of this Section 6.12, the Indemnified Person may at any time assume full control over the responsibility for any Claim (other than a Claim against one or more Company Stockholders or Principal Company Stockholders, as the case may be), by written notice to the

Company Stockholders or Principal Company Stockholders, as the case may be, releasing the Company Stockholders or Principal Company Stockholders, as the case may be, from any further indemnity obligation pursuant to this Merger Agreement with respect to said Claim.

          (e) Any decision with respect to any matter under this Section 6.12 relating to indemnification by the Company Stockholders (including, without limitation, the defense, prosecution, settlement or resolution of Claims) shall be binding on all Company Stockholders if consented to by those Company Stockholders who, immediately prior to the Effective Time, hold a majority of the Company Common Stock held by all Company Stockholders.

     SECTION 6.13.  Affiliates; Tax Treatment.

     Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each Person listed in Section 3.41 of the Company Disclosure Schedule and any Person who may be deemed to have become an affiliate of the Company (under SEC Rule 145 of the Securities Act) after the date of this Merger Agreement and on or prior to the Effective Time, provided that the Company shall use its reasonable best efforts to obtain
--------
Affiliate Agreements from each such Person as soon as practicable after the date of this Merger Agreement or the date on which such Person attains such status, as the case may be. Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, as a reorganization qualifying under the provisions of Section 368(a) and Section 368(a)(2)(D) of the Code.

     SECTION 6.14.  Tax Returns.

          (a) To the extent permitted under applicable Tax Laws, the Merger shall be reported as a "reorganization" within the meaning of Section 368(a) and
Section 368(a)(2)(D) of the Code in all federal, state and local Tax Returns filed after the Effective Time. To the extent permitted under applicable Tax Laws, no party to this Merger Agreement shall take any position inconsistent with the foregoing on any Tax Return, in any audits or proceeding or otherwise. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 6.14(a) shall survive the Effective Time without limitation as to time or in any other respect.

          (b) Acquiror and the Company each hereby represents and warrants to the other that it is not aware of any applicable Tax Law that would require such party to take any position inconsistent with the foregoing on any Tax Return.

     SECTION 6.15.  Reorganization.

     During the period from the date of this Merger Agreement through the Effective Time, unless Acquiror and the Company shall otherwise agree in writing, Acquiror and the Company shall not, and shall cause their respective subsidiaries not to, and the Principal Company Stockholders shall not, knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.16.  Directors' and Officers' Insurance; Indemnification.

     Acquiror agrees that for the entire period from the Effective Time until at least six (6) years after the Effective Time, (a) Acquiror will cause the Surviving Corporation to maintain the Company's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, subject in either case to terms and conditions no less advantageous to the present and former directors and officers of the Company than those contained in the policy and arrangements in effect on the date hereof, for all present and former directors and officers of the Company, covering claims made and insurable events occurring prior to or within six (6) years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of two hundred percent (200%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of two hundred percent (200%) of the current annual cost); and (b) Acquiror will cause the Surviving Corporation to maintain indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors in the Surviving Corporation's certificate of incorporation and bylaws to the fullest extent permitted by Delaware Law. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Company is, or is threatened to be, made a
                --------
party by reason of the fact that such Manager is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time each of the Surviving Corporation and Acquiror shall indemnify and hold harmless, as and to the full extent that the Surviving Corporation would be permitted by applicable Law (and as to matters arising from or relating to this Merger Agreement and the possible change in control of the Company, to the full extent that Acquiror would be permitted under applicable Law), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation; and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Acquiror after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Managers promptly as statements therefor are received whether before or after final determination of the matter, and (ii) the Company, or the Surviving Corporation and Acquiror after the Effective Time, will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided that
                                                              --------
neither the Company nor the Surviving Corporation or Acquiror shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Company's,
                                         -------- -------
the Surviving Corporation's and Acquiror's obligations hereunder shall only be reduced or relieved when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated is prohibited by applicable Law.

     SECTION 6.17.  Obligations of Acquiror Sub.

     Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Merger Agreement and to consummate the Merger on the terms and conditions set forth in this Merger Agreement.

     SECTION 6.18.  Loan Agreement.

     Concurrently with the execution of this Merger Agreement, the Company and Acquiror shall enter into a Revolving Credit Agreement and Promissory Note in the form attached hereto as Exhibit B (the "Revolving Credit Agreement"),
                            ---------       --------------------------
pursuant to which the Acquiror shall make available to the Company a loan (the "Credit Facility") on the terms and subject to the conditions set forth therein.
----------------
In connection with the Revolving Credit Agreement, Acquiror shall, within three
(3) days of receiving executed signature pages by the Company and AT&T Commercial Finance Corporation ("ATT CFC"), enter into a subordination agreement
                                 -------
with the Company and ATT CFC (the "Subordination Agreement") substantially in
                                   -----------------------
the form attached as Exhibit A to the Revolving Credit Agreement or in such
                     ---------
other form as ATT CFC may reasonably request. Pursuant to the Subordination Agreement, Acquiror shall subordinate the Credit Facility to the prior payment in full of all of the Company's obligations owing to ATT CFC. Acquiror's obligation to execute the Subordination Agreement is subject to and conditioned upon Acquiror's receipt of a subordination agreement executed by the Company, M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (collectively "M/C") pursuant to which subordination agreement the Company and
               ---
M/C shall
subordinate all indebtedness of the Company to M/C, to the prior payment in full of all of the Company's obligations owing to Acquiror to the same extent that the Acquiror subordinates its obligations to ATT CFC.

     SECTION 6.19  Letters of Accountants.

     The Company shall use its reasonable best efforts to cause to be delivered to Acquiror "cold comfort" letters of Ernst & Young L.L.P. dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.01. Conditions to Obligations of Each Party Under This Merger Agreement.

     The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror and the Company, in whole or in part, to the extent permitted by applicable Law:

          (a) Stockholder Approval.  This Merger Agreement and the Merger shall
              --------------------
     have been approved and adopted by the requisite vote of the Company Stockholders.

          (b) No Order.  No Governmental Entity or federal or state court of
              --------
     competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its
                 --------  -------
     reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted and provided further, that the failure to obtain a required consent or approval of a Governmental Entity (other than those specified in Section 7.01(c) and Section 7.01(d)) shall not form the basis for an assertion that this condition is not satisfied.

          (c) HSR Act.  The applicable waiting period with respect to the Merger
              -------
     and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

          (d) Certain Governmental Approvals.  All consents, waivers, approvals
              ------------------------------
     and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror or the Company prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Articles of Merger in accordance with Delaware Law) shall have been obtained from and made with the FCC and each of the public utility commissions of the states of Illinois, Michigan, Minnesota and Wisconsin.

          (e) Company Securities.  Other than (i) 23,971,756 shares of Company
              ------------------
     Common Stock (which number of shares may be increased between the date of the Merger Agreement and the Closing in connection with the exercise of Company Stock Options described in clause (iii) below in accordance with their terms), (ii) 240,000 shares of Series A Preferred Stock, and (iii) Company Stock Options exercisable for 806,845 shares of Company Common Stock (which number of Company Stock Options may be decreased between the date of the Merger Agreement and the Closing in connection with the exercise of Company Stock Options in accordance with their terms), there shall be no other securities of the Company outstanding that are securities convertible into or exchangeable for Company Common Stock or any other equity securities of the Company and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other equity securities of the Company.

          (f) Effectiveness of the Registration Statement.  The Registration
              -------------------------------------------
     Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock in exchange for Company Common Stock and to consummate the Merger.

          (g) Accountant Letters.  Acquiror shall have received from the Company
              ------------------
     "cold comfort" letters of Ernst & Young L.L.P. dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration

     Statement and transactions such as those contemplated by this Merger Agreement.

     SECTION 7.02. Additional Conditions to Obligations of Acquiror and Acquiror Sub.

     The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties of the Company and the Principal Company Stockholders contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted by or consistent with this Merger Agreement, or (B) in a representation and warranty that does not expressly include a standard of a Company Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

          (b) Updated Company Disclosure Schedule.  The revised versions of the
              -----------------------------------
     Company Disclosure Schedules delivered to Acquiror pursuant to Section 6.05(b) shall not disclose any Company Material Adverse Effect as compared to such Sections of the Company Disclosure Schedule as of the date of this Merger Agreement.

          (c) Agreements and Covenants.  The Company and the Principal Company
              ------------------------
     Stockholders shall have performed or complied in all respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time except for such noncompliance that does not have a Company Material Adverse Effect. Acquiror shall have received a certificate of each Principal Company Stockholder and the chief executive officer or chief financial officer of the Company (as to the Company) to that effect.

          (d) Opinion of Counsel.  Acquiror shall have received from Edwards &
              ------------------
     Angell, LLP, counsel to the Company, an opinion dated the Closing Date, which is reasonable and customary for transactions of the type contemplated by this Merger Agreement.

          (e) No Challenge.  There shall not be pending any enforcement action
              ------------
     or similar proceeding by any Government Entity that is likely to place limitations on the ownership of shares of Company Capital Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub such that consummation of the Merger would violate any provisions of Acquiror's indentures relating to its outstanding public indebtedness. There shall not be pending any enforcement action or similar proceeding by any state or federal Governmental Entity that is likely to have a Company Material Adverse Effect or, if such action arises in connection with the transactions contemplated hereby, an Acquiror Material Adverse Effect.

          (f) Company Material Adverse Effect.  Since December 31, 1997, there
              -------------------------------
     shall not have occurred a Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) not disclosed in the Company Disclosure Schedule.

          (g) Tax Opinion.  Acquiror shall have received the opinion of Hogan &
              -----------
     Hartson L.L.P., counsel to Acquiror, in the form of Exhibit C, dated the
                                                         ---------
     Closing Date, to the effect that the Merger will not result in taxation to Acquiror or Acquiror Sub under the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit D and Exhibit E hereto.
                     ---------     ---------

          (h) Environmental Matters.  The Environmental Reports shall indicate
              ---------------------
     that the Real Property does not contain any Hazardous Materials and is not subject to any risk of contamination from any off-site Hazardous Materials, except to the extent that the presence of any such Hazardous Materials or the risk of such contamination would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect. This Section 7.02(h) shall be deemed waived by Acquiror and Acquiror Sub if Acquiror shall not have caused the Phase I environmental reports to be prepared pursuant to Section 6.09(b) within fifteen (15) days following the date of this Merger Agreement and the Phase II environmental reports, if requested by Acquiror, to be prepared pursuant to Section 6.09(b) within thirty-five (35) days following the date hereof, or if Acquiror shall have failed to give an Environmental Problem Notice within the period provided in Section 8.01(e).

          (i) Claims Certificate.  The Company shall have delivered to Acquiror
              ------------------
     and Acquiror Sub a certificate dated as of the Closing Date signed by a duly authorized officer stating that (i) to its knowledge, except as specified in such certificate in reasonable detail, the Company is aware of no breach of any representation, warranty or covenant by Acquiror or Acquiror Sub under this Merger Agreement or under any agreement or instrument executed in connection herewith that could be reasonably expected to result in a claim for indemnification under this Merger Agreement and (ii) the Company and the Principal Company Stockholders irrevocably waive any and all rights to indemnification against Acquiror and Acquiror Sub to the extent any Damages arising from the matters described in such certificate or any other matters of which the Company then has knowledge exceed $5,000,000 in the aggregate.

          (j) Affiliate Agreements.  Acquiror shall have received, after the
              --------------------
     date of this Merger Agreement and on or prior to the Closing Date, a signed Affiliate Agreement from each Person listed in Section 3.41 of the Company Disclosure Schedule and any other Person who may be deemed to have become an affiliate of the Company (under Rule 145 of the Securities Act).

     SECTION 7.03.  Additional Conditions to Obligations of the Company.

     The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties of Acquiror and Acquiror Sub contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted by or consistent with this Merger Agreement or (B) in a representation and warranty that does not expressly include a standard of an Acquiror Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror to that effect.

          (b) Agreements and Covenants.  Acquiror and Acquiror Sub shall have
              ------------------------
     performed or complied in all respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time except for such noncompliance that does not have an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror and Acquiror Sub to that effect.

          (c) Opinion of Counsel.  The Company shall have received from Hogan &
              ------------------
     Hartson L.L.P. an opinion dated the Closing Date, which is reasonable and customary for transactions of the type contemplated by the Merger Agreement.

          (d)  Intentionally Deleted.
               ---------------------

          (e) Tax Opinion.  The Company shall have received the opinion of
              -----------
     Edwards & Angell, LLP, counsel to the Company, in the form of Exhibit F,
                                                                   ---------
     dated the Closing Date, to the effect that the Merger will not result in taxation to the Company or the Company Stockholders under the Code. In rendering such opinion, Edward & Angell, LLP may require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit G and Exhibit H
                                                   ---------     ---------
     hereto.

          (f) Acquiror Material Adverse Effect.  Since December 31, 1997, there
              --------------------------------
     shall not have occurred an Acquiror Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Acquiror Material Adverse Effect) not disclosed in the Acquiror Disclosure Schedule.

          (g) Claims Certificate.  Acquiror and Acquiror Sub shall have
              ------------------
     delivered to the Company a certificate dated as of the Closing Date signed by a duly authorized officer stating that (i) to their knowledge, except as specified in such certificate in reasonable detail, Acquiror and Acquiror Sub are aware of no breach of any representation, warranty or covenant by the Company or any Principal Company Stockholder under this Merger Agreement or under any agreement or instrument executed in connection herewith that could be reasonably expected to result in a claim for indemnification under this Merger Agreement and (ii) Acquiror and Acquiror Sub irrevocably waive any and all rights to indemnification against the Principal Company Stockholders and the Company Stockholders to the extent any Damages arising from the matters described in such certificate or any other matters of which Acquiror or Acquiror Sub then has knowledge exceed $5,000,000 in the aggregate.

          (h) No Challenge.  There shall not be pending any enforcement action
              ------------
     or similar proceeding by any Government Entity that is likely to place limitations on the ownership of shares of Company Capital Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub such that consummation of the Merger would violate any provisions of Acquiror's indentures relating to its outstanding public indebtedness. There shall not be pending any enforcement action or similar proceeding by any state or federal Governmental Entity that is likely to have an Acquiror Material Adverse Effect or, if such action arises in connection with the transactions contemplated hereby, a Company Material Adverse Effect.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01.  Termination.

     This Merger Agreement may be terminated at any time (except where otherwise indicated) prior to the Effective Time, whether before or after approval of this Merger Agreement and the Merger by the Company Stockholders:

          (a) by mutual written consent of Acquiror and the Company;

          (b) (i) by Acquiror, if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.02(a), Section 7.02(b) or Section 7.02(c) will not be satisfied and such breach or condition has not been cured such that Section 7.02(a), Section 7.02(b), or
     Section 7.02(c), as the case may be, will be satisfied within twenty (20) business days following receipt by the Company of written notice of such breach describing the extent and nature thereof in reasonable detail;

               (ii) by the Company, if there has been a breach by Acquiror or Acquiror Sub of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied and such breach or condition has not been cured such that Section 7.03(a) or Section 7.03(b), as the case may be, will be satisfied within twenty (20) business days following receipt by Acquiror of written notice of such breach describing the extent and nature thereof in reasonable detail;

          (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any other federal or state (but not county or municipal) Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and non-appealable;

          (d) by either Acquiror or the Company if this Merger Agreement shall fail to receive the requisite vote for approval and adoption by the Company Stockholders;

          (e) by either Acquiror or the Company if the Merger shall not have been consummated by the earlier to occur of the Scheduled Closing Date or May 1, 1999; provided however, that the right to terminate this Merger
                  -------- -------
     Agreement under this Section 8.01(e) shall not be available to (i) Acquiror, where Acquiror's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) the Company, where the Company's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (f) by either the Company or the Acquiror upon written notice to the other party if (i) having performed the Phase I and Phase II Environmental Reports contemplated in Section 6.09(b) within the time periods provided in
     Section 7.02(h) and (ii) having reasonably concluded that the Real Property does contain Hazardous Materials or is subject to a risk of contamination from off site Hazardous Materials that, in either case, would be reasonably expected to have a Company Material Adverse Effect, the Acquiror notifies the Company of such conclusion specifying the basis therefor in reasonable detail in writing (the "Environmental Problem Notice") within two (2) business days following the completion of such Environmental Reports; provided, however, that this Section 8.01(f) shall be deemed waived by
     --------  -------
     Acquiror if the Company Stockholders representing at least 85% of the Merger Consideration agree in writing to indemnify and hold harmless the Indemnified Persons from and against any and all Damages actually suffered and arising out of the existence of any Hazardous Materials on the Real Property or the contamination of the Real Property from any off-site Hazardous Materials (without regard to any deductibles or caps on liability set forth in Section 6.11);

          (g) by either Acquiror or the Company upon written notice to the other if such party does not receive the certificate containing the information specified in clause (i) of Section 7.02(i) or 7.03(g), respectively;

          (h) by either Acquiror or the Company upon written notice to the other party if such party does not receive the certificate containing the waiver specified in clause (ii) of Sections 7.02(i) or 7.03(g), respectively.

     SECTION 8.02.  Effect of Termination.

     In the event of termination of this Merger Agreement by either Acquiror or the Company as provided in Section 8.01, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Sub or the Company or any of their respective directors or officers except (i) nothing herein shall relieve any party from liability for any breach hereof, (ii) each party shall be entitled to any remedies at law or in equity for such breach and (iii) Sections 8.02 and 8.03 and Article IX shall remain in full force and effect and survive any termination of this Merger Agreement. Notwithstanding the foregoing, if this Merger Agreement is terminated pursuant to (x) Section 8.01(f), then the Company shall have no liability to Acquiror or Acquiror Sub for a breach of the representation and warranty set forth in Section 3.33, (y) Section 8.01(g), then neither the Company, on the one hand, nor Acquiror and Acquiror Sub, on the other hand, shall have any liability under this Agreement or (z) Section 8.01(h), then neither the Company, on the one hand, nor Acquiror and Acquiror Sub, on the other hand, shall be entitled to any recovery for such liability in excess of $750,000.

     SECTION 8.03.  Expenses.

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     SECTION 8.04.  Amendment.

     Subject to applicable Law, this Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time. This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.05.  Extension; Waiver.

     At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any agreements, documents, certificates or other instruments delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01.  Survival of Representations and Warranties.

     The representations and warranties of the Company and the Principal Company Stockholders contained in the Merger Agreement shall survive the Effective Time for a period of eighteen (18) months; provided, however, that the representations and warranties of the Company contained in Sections 3.16 (Pension and Benefits Plan), Section 3.17 (Taxes and Tax Matters), and Section
3.33 (Environmental Matters), shall survive until the expiration of the applicable statute of limitations, it being understood that after the Effective Time any claim for Damages resulting from a breach of any representation and warranty of the Company shall be subject to the limitations contained in Section
6.11 and Section 6.12. The representations and warranties of Acquiror contained in the Merger Agreement shall survive the Effective Time for a period of eighteen (18) months; it being understood that after the Effective Time the maximum liability of Acquiror for any breach of the representations, warranties, covenants and agreements given or made by Acquiror in this Merger Agreement, in the Articles of Merger or in the Exhibits or Schedules hereto or in any certificate or document delivered by or on behalf of Acquiror pursuant hereto, shall be limited to an amount equal to $37,000,000. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing in compliance with
Section 6.11(a) or Section 6.11(b) prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

     SECTION 9.02.  Notices.

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission to the following telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  If to Acquiror or Acquiror Sub:

               McLeodUSA Incorporated
               McLeodUSA Technology Park
               6400 C Street SW
               PO Box 3177
               Cedar Rapids, Iowa  52406-3177
               Telecopier No.:  (319) 298-7901
               Attention:  Randall Rings
                           Vice President, General Counsel and Secretary

               With a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, DC  20004
               Telecopier No.:  (202) 637-5910
               Attention:  Joseph G. Connolly, Jr.

          (b)  If to the Company:

               Ovation Communications, Inc.
               400 South Highway 169
               Suite 750
               Minneapolis, MN 55426
               Telecopier No.: (612) 252-5150
               Attention:  Timothy T. Devine

               With a copy (which shall not constitute notice) to:

               Edwards & Angell, LLP
               101 Federal Street
               Boston, Massachusetts  02110
               Telecopier No.:  (617) 439-4170
               Attention:  Stephen O. Meredith, Esq.

          (c) If to any Principal Company Stockholder, to it at the address set forth in the Company Disclosure Schedule.

               With copies (which shall not constitute notice) to:

               Edwards & Angell, LLP
               101 Federal Street
               Boston, Massachusetts  02110
               Telecopier No.:  (617) 439-4170
               Attention:  Stephen O. Meredith, Esq.

          (d) If to a Company Stockholder (other than the Principal Company Stockholders whose notice shall be made pursuant to paragraph (c) above) to it at the last known address on the Company's books and records.


     SECTION 9.03.  Headings.

     The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     SECTION 9.04.  Severability.

     If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.05.  Entire Agreement.

     This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreement (as defined in
Article X) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

     SECTION 9.06.  Assignment.

     This Merger Agreement shall not be assigned by operation of Law or otherwise.

     SECTION 9.07.  Parties in Interest.

     This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement.

     SECTION 9.08.  Mutual Drafting.

     Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

     SECTION 9.09.  Specific Performance.

     In addition to any other remedies which any party may have at law or in equity, (a) the Company hereby acknowledges that the Company Capital Stock and the Company and the Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by the Company of its obligations cannot be adequately compensated by damages and (b) Acquiror and Acquiror Sub hereby acknowledge that the Acquiror Common Stock and Acquiror and Acquiror Sub are unique, and that the harm to the Company resulting from breaches by the Acquiror or Acquiror Sub of their respective obligations cannot be adequately compensated by damages. Accordingly, (i) the Company agrees that Acquiror and Acquiror Sub shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by the Company and that Acquiror and Acquiror Sub shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof and (ii) Acquiror and Acquiror Sub agree that the Company shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by Acquiror and Acquiror Sub and that the Company shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

     SECTION 9.10.  Governing Law.

     This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 9.11.  Counterparts.

     This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12.  Confidentiality.

     All information delivered to or obtained by or on behalf of any party to this Merger Agreement shall be held pursuant to the Confidentiality Agreement.

     SECTION 9.13.  General Exclusion.

          (a) Company Exclusion.  Notwithstanding anything to the contrary set
              -----------------
forth in this Agreement, in no event shall it constitute a breach of any representation, warranty or covenant of the Company set forth herein, or a failure of any condition to Acquiror's or Acquiror Sub's obligations herein if any fact, matter or thing referred to herein changes or results in the failure of any condition to Acquiror's or Acquiror Sub's obligations to the extent that such change or failure of condition results from (i) changes that are applicable to the competitive local exchange carrier industry generally in the states in which the Company or its Subsidiaries operate (including, without limitation, changes in federal or state Law) or (ii) any act or omission following the date of this Merger Agreement on the part of any incumbent local exchange carrier with which the Company or any of its Subsidiaries has an Agreement, against or affecting the Company or its Subsidiaries, whether (aa) in connection with an effective or anticipated change in Law (such as the cessation of reciprocal compensation payments), (bb) as a result of the transactions contemplated in this Merger Agreement or (cc) otherwise; provided that the Company or the Subsidiaries are otherwise materially in compliance with their Agreement with such incumbent local exchange carrier.

          (b) Acquiror and Acquiror Sub Exclusion.  Notwithstanding anything to
              -----------------------------------
the contrary set forth in this Agreement, in no event shall it constitute a breach of any representation, warranty or covenant of Acquiror or Acquiror Sub set forth herein, or a failure of any condition to the Company's obligations herein if any fact, matter or thing referred to herein changes or results in the failure of any condition to the Company's obligations to the extent that such change or failure of condition results from (i) changes that are applicable to the telecommunications or directory publishing industries generally (including, without limitation, changes in federal or state Law), (ii) any act or omission following the date of this Merger Agreement on the part of any incumbent local exchange carrier with which Acquiror or any of its subsidiaries has an Agreement, against or affecting Acquiror or its subsidiaries, whether (aa) in connection with an effective or anticipated change in Law (such as the cessation of reciprocal compensation payments), (bb) as a result of the transactions contemplated in this Merger Agreement or (cc) otherwise; provided that Acquiror or its subsidiaries are otherwise materially in compliance with their Agreement with such incumbent local exchange carrier, or (iii) any decrease in the trading price of the Acquiror Common Stock on The Nasdaq Stock Market's National Market System as reported by Nasdaq.


                                   ARTICLE X

                                  DEFINITIONS

     For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

     "Acquiror" is defined in the Preamble to this Merger Agreement.
      --------

     "Acquiror Common Stock" is defined in Section 2.01.
      ---------------------

     "Acquiror Common Stock Closing Price" is defined in Section 2.01(a)(iv).
      -----------------------------------

     "Acquiror Disclosure Schedule" is defined in Article IV.
      ----------------------------

     "Acquiror Material Adverse Effect" means any event, change or effect that,
      --------------------------------
individually or when taken together with any and all other events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and its subsidiaries, taken as a whole; provided, however, the parties
                                                 --------  -------
expressly agree that an Acquiror Material Adverse Effect shall not mean or be deemed to include any event, change or effect described in Section 9.13(b).

     "Acquiror Options" is defined in Section 2.04.
      ----------------

     "Acquiror Post-Signing SEC Documents" is defined in Section 6.10.
      -----------------------------------

     "Acquiror SEC Documents" is defined in Section 4.07.
      ----------------------

     "Acquiror Sub" is defined in the Preamble to this Merger Agreement.
      ------------

     "Affiliate" means: (a) with respect to an individual, any member of such
      ---------
individual's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and

(c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

     "affiliate" means, with respect to any Person, a Person that directly or
      ---------
indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

     "Agreement" means any agreement between two or more Persons with respect to
      ---------
their relative rights and/or obligations or with respect to a thing done or to be done, including, without limitation, agreements denominated as contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

     "Articles of Merger" is defined in Section 1.02.
      ------------------

     "Assets" means assets of every kind and everything that is or may be
      ------
available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

     "Audited Balance Sheet" is defined in Section 3.08(a).
      ---------------------

     "Audited Statements" is defined in Section 3.08(a)
      ------------------

     "Average Trading Price" is defined in Section 2.02(e).
      ---------------------

     "beneficial owner" means, with respect to any shares of Company Common
      ----------------
Stock or Company Preferred Stock, a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any Agreement, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

     "business day" means a day other than a Saturday, a Sunday or any other day
      ------------
on which commercial banks in the State of Minnesota and in the State of Iowa are authorized or obligated to be closed.

     "Blue Sky Laws" means state securities or blue sky laws and the rules and
      -------------
regulations thereunder.

     "Cash Election" is defined in Section 2.01(a)(i).
      -------------

     "Cash Election Shares" is defined in Section 2.01(a)(i).
      --------------------

     "Certificates" is defined in Section 2.02(b).
      ------------

     "Claims" is defined in Section 6.12.
      ------

     "Closing" is defined in Section 2.05.
      -------

     "Closing Date" is defined in Section 1.02.
      ------------

     "Code" is defined in the Preamble to this Merger Agreement.
      ----

     "Common Control Entity" means any trade or business under common control
      ---------------------
(as such term is defined in Section 414(b) or 414(c) of the Code) with the Company or any Subsidiary.

     "Common Stock Cash Amount" means the result of:
      ------------------------

     (A) the total of $289 million minus (1) the amount to payoff the subordinated debt owed by the Company to M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (collectively, "M/C"); and, minus (2) the amount paid in exchange for the conversion of all of the Company Series A Preferred Stock pursuant to Section 2.01(a)(ii); and, minus (3) costs incurred by the Company in connection with the transactions contemplated by this Merger Agreement;

     (B) divided by the number of shares of Company Common Stock validly issued and outstanding and fully paid and nonassessable at the close of business on the business day before the Closing Date.

     "Common Stock Exchange Ratio" means the ratio with:
      ---------------------------

     (A) the numerator being the result of (1) the total of $289 million minus
         (a) the amount to payoff the subordinated debt owed by the Company to M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (collectively, "M/C"); and, minus (b) the amount paid in exchange for the conversion all of the Company Series A Preferred Stock pursuant to Section 2.01(a)(ii); and, minus (c) costs incurred by the Company in connection with the transactions contemplated by this Merger Agreement; divided by (2) $29.00; and,

     (B) the denominator being the number of shares of Company Common Stock validly issued and outstanding and fully paid and nonassessable at the close of business on the business day before the Closing Date.

     "Common Stock Merger Consideration" means the Common Stock Cash Amount
      ---------------------------------
together with the Common Stock Exchange Ratio.

     "Communications Act" means the Communications Act of 1934, as amended, and
      ------------------
all Laws promulgated pursuant thereto or in connection therewith.

     "Company" is defined in the Preamble to this Merger Agreement.
      -------

     "Company Affiliates" is defined in Section 3.41.
      ------------------

     "Company Capital Stock" is defined in Section 3.04.
      ---------------------

     "Company Common Stock" is defined in Section 2.01(a).
      --------------------

     "Company Contracts" is defined in Section 3.14(a).
      -----------------

     "Company Disclosure Schedule" is defined in Article III.
      ---------------------------

     "Company Dissenting Shares" means shares of Company Capital Stock held by
      -------------------------
any Company Stockholder who elects to exercise appraisal rights in compliance with Delaware Law.

     "Company Dissenting Stockholder" is defined in Section 2.06.
      ------------------------------

     "Company Licenses" is defined in Section 3.07(a).
      ----------------

     "Company Material Adverse Effect" means any event, change or effect that,
      -------------------------------
individually or when taken together with any and all other events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries, taken as a whole; provided, however, the parties
                                                --------  -------
expressly agree that a Company Material Adverse Effect shall not mean or be deemed to include any event, change or effect described in Section 9.13(a).

     "Company Series A Preferred Stock" is defined in Section 2.01.
      --------------------------------

     "Company Stock Options" is defined in Section 2.04.
      ---------------------

     "Company Stockholders" is defined in the Preamble to this Merger Agreement.
      --------------------

     "Company Tax Returns" means all Tax Returns required to be filed by the
      -------------------
Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

     "Company Year 2000 Review" is defined in Section 3.40(b).
      ------------------------

     "Competing Transaction" is defined in Section 5.05(a).
      ---------------------

     "Confidentiality Agreement" means the letter agreement, signed in December
      -------------------------
1998, between Acquiror and the Company relating to the exchange of confidential information.

     "Control" (including the terms "Controlled by" and "under common Control
      -------                        -------------       --------------------
with") means, as used with respect to any Person, possession, directly or
----
indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

     "Damages" is defined in Section 6.11.
      -------

     "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan"
      --------------------
as such term is defined in Section 3(35) of ERISA.

     "Delaware Law" is defined in the Preamble to this Merger Agreement.
      ------------

     "DOL" means the United States Department of Labor and its successors.
      ---

     "Effective Time" is defined in Section 1.02.
      --------------

     "Encumbrance" means any mortgage, lien, pledge, encumbrance, security
      -----------
interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

     "Environmental Laws" means any Laws (including, without limitation, the
      ------------------
Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

     "Environmental Reports" is defined in Section 6.09(b).
      ---------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "ESOP" means an "employee stock ownership plan" as such term is defined in
      ----
Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

     "Exchange Agent" is defined in Section 2.02(a).
      --------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
all Laws promulgated pursuant thereto or in connection therewith.

     "Exchange Fund" is defined in Section 2.02(a).
      -------------

     "FAA" means the United States Federal Aviation Administration and its
      ---
successors.

     "FCC" means the United States Federal Communications Commission and its
      ---
successors.

     "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended,
      --------------------
and all Laws promulgated pursuant thereto or in connection therewith.

     "Financial Statements" is defined in Section 3.08.
      --------------------

     "Form of Election" is defined in Section 2.01(a)(i).
      ----------------

     "GAAP" means United States generally accepted accounting principles.
      ----

     "Governmental Entities" (including the term "Governmental") means any
      ---------------------                       ------------
governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

     "group" is defined in Section 5.05(a).
      -----

     "Hazardous Discharge" means any emission, spill, release or discharge
      -------------------
(whether on Real Property, on property adjacent to the Real Property, or at any other location or disposal site) into or upon the air, soil or improvements, surface water or groundwater, or the sewer, septic system, or waste treatment, storage or disposal systems servicing the Real Property, in each case of Hazardous Materials used, stored, generated, treated or disposed of at the Real Property.

     "Hazardous Materials" means any wastes, substances, radiation or materials
      -------------------
(whether solids, liquids or gases) that are regulated by a Governmental Entity or defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls
                      -------------------
(PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Indemnified Persons" is defined in Section 6.11.
      -------------------

     "Individual Account Plan" means a Plan that is or was an "individual
      -----------------------
account plan" as such term is defined in Section 3(34) of ERISA.

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium) existing in any part of the world.

     "Inventory" means all new materials, work in progress and finished goods
      ---------
and inventorable supplies.

     "IRS" means the United States Internal Revenue Service and its successors.
      ---

     "IT" is defined in Section 3.40(b).
      --

     "knowledge" will be deemed to be present with respect to the Company and
      ---------
the Subsidiaries when the matter in question (i) is actually known to M/C Investors L.L.C. or Media/Communications Partners III Limited Partnership or
(ii) was brought to the attention of or, if due diligence had been exercised by the persons named in this clause (ii), would have been brought to the attention of any of Timothy T. Devine, Kenneth A. Kirley, Nicholas Lenoci, Jr., Charles M. Osborne, Scott A. Rediger or John Biasetti; "knowledge" will be deemed to be
                                             ---------
present with respect to Acquiror when the matter in question was brought to the attention of or, if due diligence had been exercised by the persons named in this clause (ii), would have been brought to the attention of, any of Stephen C. Gray, J. Lyle Patrick, John Wray, Randall Rings, Laura J. Hahn or Joseph H. Ceryanec.

     "Laws" means all foreign, federal, state and local statutes, laws,
      ----
ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

     "License" means any franchise, grant, authorization, license, tariff,
      -------
permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity, except non-material Agreements allowing the installation, maintenance or operation of the Company's or the Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property.

     "Managers" is defined in Section 6.15.
      --------

     "Merger" is defined in the Preamble to this Merger Agreement.
      ------

     "Merger Agreement" is defined in the Preamble to this Merger Agreement.
      ----------------

     "Merger Consideration" means the aggregate Common Stock Merger
      --------------------
Consideration together with the aggregate Preferred Stock Cash Amount.

     "Minimum-Funding Plan" means a Pension Plan that is subject to Title I,
      --------------------
Subtitle B, Part 3, of ERISA (concerning "funding").

     "Multiemployer Plan" means a "multiemployer plan" as such term is defined
      ------------------
in Section 3(37) of ERISA.

     "NASD" means the National Association of Securities Dealers, Inc.
      ----

     "Ordinary Course of Business" means ordinary course of business consistent
      ---------------------------
with past practices and reasonable business operations.

     "Other Arrangement" means a benefit program or practice providing for
      -----------------
bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

     "PBGC" means the Pension Benefit Guaranty Corporation or its successors.
      ----

     "Pension Plan" means an "employee pension benefit plan" as such term is
      ------------
defined in Section 3(2) of ERISA.

     "Permitted Encumbrance" means (i) easements, rights of way, minor
      ---------------------
irregularities of title, and liens for taxes not yet due and payable, (ii) landlord, warehouse and materialmen's liens and (ii) other Encumbrances similar to clauses (i) and (ii); provided, however, that any or all of the foregoing do not materially affect the utility or value of the Assets or other matters to which they relate.

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

     "Plan" means any plan, program or arrangement, whether or not written, that
      ----
is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

     "Post-Signing Returns" is defined in Section 5.03.
      --------------------

     "Preferred Liquidation Preference" means the amount to be paid upon
      --------------------------------
liquidation of the Series A Preferred Stock in accordance with the Company's Certificate of Incorporation.

     "Principal Company Stockholders" means the following stockholders of the
      ------------------------------
Company; M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Timothy T. Devine, Kenneth A. Kirley, Nicholas Lenoci, Jr., Charles
M. Osborne and Scott A. Rediger.

     "Proxy Statement" is defined in Section 6.01(a).
      ---------------

     "Qualified Plan" means a Pension Plan that satisfies, or is intended by the
      --------------
Company to satisfy, the requirements for Tax qualification described in Section 401 of the Code.

     "Real Property" means the real property owned in fee by the Company or any
      -------------
of the Subsidiaries as of December 31, 1996, and any additional real property owned since that date, and, for purposes of Section 3.33, any real property formerly owned by the Company or any of the Subsidiaries, except non-material Agreements allowing the installation, maintenance or operation of the Company's or the

Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property.

     "Registration Statement" is defined in Section 6.01(a).
      ----------------------

     "Representative" is defined in Section 2.01(a)(i).
      --------------

     "Scheduled Closing Date" is defined in Section 2.05.
      ----------------------

     "SEC" means the United States Securities and Exchange Commission and its
      ---
successors.

     "Securities Act" means the Securities Act of 1933, as amended, and all Laws
      --------------
promulgated pursuant thereto or in connection therewith.

     "Significant Subsidiary" means any subsidiary of Acquiror disclosed in its
      ----------------------
most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

     "Statutory-Waiver Plan" means a Pension Plan that is not subject to Title
      ---------------------
I, Subtitle B, Part 3, of ERISA (concerning "funding").

     "Stock Adjustment Amount" is defined in Section 2.01(a)(iv).
      -----------------------

     "Stockholders' Agreement" is defined in the Preamble to the Agreement.
      -----------------------

     "Stock Option Exchange Ratio" is defined in Section 2.04.
      ---------------------------

     "Subsidiary" means a corporation, partnership, joint venture or other
      ----------
entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

     "Survey" means a current, as-built survey of each parcel of the Real
      ------
Property.

     "System" means the telecommunication system described in the Confidential
      ------
Offering Memorandum (relating to certain senior credit facilities) dated December 1998.

     "Taxes" (including the terms "Tax" and "Taxing") means all federal, state,
      -----                        ---       ------
local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith but does not include municipal or county franchise fees or similar payments due or payable in connection with the construction of the System.

     "Tax Returns" means all federal, state, local, foreign and other applicable
      -----------
returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

     "Title I Plan" means a Plan that is subject to Title I of ERISA.
      ------------

     "Unaudited Balance Sheets" is defined in Section 3.08(a).
      ------------------------

     "Unaudited Financial Statements" is defined in Section 3.08(a).
      ------------------------------

     "Welfare Plan" means an "employee welfare benefit plan" as such term is
      ------------
defined in Section 3(1) of ERISA.

     "Year 2000 Compliant" means that neither performance nor functionality is
      -------------------
affected by dates prior to, during or after the year 2000; in particular (i) no value for current date will cause any interruption in operation; (ii) date-based functionality must behave consistently for dates before, during and after the year 2000; (iii) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and (iv) the year 2000 must be recognized as a leap year.

     IN WITNESS WHEREOF, Acquiror, Acquiror Sub, the Company and each of the Principal Company Stockholders have only executed and delivered or have caused this Merger Agreement to be duly executed and delivered as of the date first written above.

                              McLEODUSA INCORPORATED

                              By: /s/ Stephen C. Gray
                                 --------------------------------------------
                                 Name:  Stephen C. Gray
                                 Title: President and Chief Operating Officer


                              BRAVO ACQUISITION CORPORATION

                              By: /s/ Stephen C. Gray
                                 --------------------------------------------
                                 Name:  Stephen C. Gray
                                 Title: President


                              OVATION COMMUNICATIONS, INC.

                              By: /s/ Timothy T. Devine
                                 --------------------------------------------
                                 Name:  Timothy T. Devine
                                 Title: President and Chief Executive Officer

                              M/C INVESTORS L.L.C.

                              By: /s/ James F. Wade
                                 -------------------------------------
                                 Name:  James F. Wade
                                 Title:

                              MEDIA/COMMUNICATIONS PARTNERS III LIMITED
                              PARTNERSHIP

                              By:  M/C III L.L.C., its General Partner

                              By: /s/ James F. Wade
                                 -------------------------------------
                                 Name:  James F. Wade
                                 Title:

                                  /s/ Timothy T. Devine
                                 -------------------------------------
                                           Timothy T. Devine

                                  /s/ Kenneth A. Kirley
                                 -------------------------------------
                                           Kenneth A. Kirley

                                  /s/ Nicholas Lenoci, Jr.
                                 -------------------------------------
                                          Nicholas Lenoci, Jr.

                                  /s/ Charles M. Osborne
                                 -------------------------------------
                                           Charles M. Osborne

                                  /s/ Scott A. Rediger
                                 -------------------------------------
                                            Scott A. Rediger